- --------------------------------------------------------------------------------

                             PETROLITE CORPORATION


                  -------------------------------------------

                            NOTE PURCHASE AGREEMENT

                  --------------------------------------------

           $10,000,000 5.90% SERIES A SENIOR NOTES, TRANCHE I, DUE 2000

           $30,000,000 6.39% SERIES A SENIOR NOTES, TRANCHE II, DUE 2003

                           Dated as of September 3, 1993

- --------------------------------------------------------------------------------

                             TABLE OF CONTENTS
                             -----------------

                                                                      PAGE
                                                                      ----

Section 1.        Authorization and Issue of Notes; Additional
                  Senior Notes......................................     1

Section 2.        Purchase and Sales of Notes.......................     2

Section 3.        Prepayments Of Notes..............................     2

    3.1.          Mandatory Prepayments of the Series A-I Senior
                  Notes.............................................     2
    3.2.          Mandatory Prepayment of the Series A-II Senior
                  Notes.............................................     2
    3.3.          Optional Prepayment of the Notes..................     3
    3.4.          Notice of Optional Prepayments....................     3
    3.5.          Optional Redemption of Notes in Case of Change
                  of Control........................................     4
    3.6.          Cancellation of Notes; Notation Thereon...........     6
    3.7.          Purchase of Notes.................................     6

Section 4.        Representations and Warranties of the
                  Borrower..........................................     6

    4.1.          Corporate Existence and Power.....................     7
    4.2.          Corporate Authority...............................     7
    4.3.          Binding Effect....................................     7
    4.4.          Capital Stock.....................................     7
    4.5.          Financial Statements and Reports..................     7
    4.6.          Litigation; Governmental Orders...................     9
    4.7.          Outstanding Debt; Investments.....................     9
    4.8.          Subsidiaries......................................     9
    4.9.          Consents, Etc. ...................................    10
    4.10.         Title to Properties...............................    10
    4.11.         Taxes.............................................    11
    4.12.         No Conflicts with Agreements, Etc. ...............    11
    4.13.         Disclosure........................................    12
    4.14.         Offering of Notes.................................    12
    4.15.         Broker's or Finder's Commissions..................    12
    4.16.         Pollution and Other Regulations...................    13
    4.17.         Possession of Franchises, Licenses, Etc. .........    14
    4.18.         Trademarks, Etc. .................................    15
    4.19.         Margin Regulations; Use of Proceeds...............    15
    4.20.         Compliance with ERISA.............................    16
    4.21.         Status under Certain Laws.........................    18
    4.22.         Legality..........................................    18
    4.23.         Foreign Assets Control Regulations................    18
    4.24.         Other Agreements..................................    18
    4.25.         Labor Matters.....................................    18

                                    -i-
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
                             TABLE OF CONTENTS
                             -----------------
                                (CONTINUED)
                                                                      PAGE
                                                                      ----

    4.26.         Material Contracts................................    19
    4.27.         Insurance.........................................    19
    4.28.         Ranking of Notes..................................    20

Section 5.        Representations of Purchasers.....................    20

Section 6.        Closing Conditions................................    20

    6.1.          Proceedings Satisfactory..........................    20
    6.2.          Opinion of Purchaser's Special Counsel............    21
    6.3.          Opinion of Counsel to the Borrower................    21
    6.4.          Representations and Warranties True, Etc.;
                  Certificates......................................    21
    6.5.          Absence of Material Adverse Change................    21
    6.6.          Absence of Litigation, Orders, Etc. ..............    22
    6.7.          Your Purchase Permitted by Applicable Laws;
                  Legal Investment..................................    22
    6.8.          Other Purchasers..................................    22
    6.9.          Consents and Approvals............................    22
    6.10.         Fees..............................................    22
    6.11.         PPN Number........................................    22

Section 6A.       Closing Conditions of the Borrower................    22

    6A.1.         Right of Refusal..................................    23

Section 7.        Financial Statements and Information..............    24

Section 8.        Inspection of Properties and Books................    27

Section 9.        Affirmative Covenants.............................    27

    9.1.          Payment of Principal, Prepayment Charge and
                  Interest; to Keep Books; Reserves; Etc. ..........    28
    9.2.          Payment of Taxes and Claims.......................    28
    9.3.          Maintenance of Properties and Corporate
                  Existence.........................................    28
    9.4.          Insurance.........................................    30
    9.5.          Further Assurances................................    30
    9.6.          Maintenance of Consolidated Adjusted Net
                  Worth.............................................    30
    9.7.          ERISA Covenant....................................    30

Section 10.       Negative Covenants................................    30

                                    -ii-
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
                             TABLE OF CONTENTS
                             -----------------
                                (CONTINUED)
                                                                      PAGE
                                                                      ----

    10.1.         Restrictions on Debt..............................    30
    10.2.         Restrictions on Liens.............................    31
    10.3.         Conduct of Business...............................    34
    10.4.         Transactions with Affiliates......................    34
    10.5.         Mergers, Consolidations and Sales of Assets.......    34
    10.6.         Restricted Payments...............................    36
    10.7.         Limitation on Dividend Restrictions Affecting
                  Subsidiaries......................................    37

Section 11.       Definitions.......................................    37

Section 12.       Events of Default.................................    49

    12.1.         Events of Default; Remedies.......................    49
    12.2.         Suits for Enforcement.............................    53
    12.3.         Remedies Cumulative...............................    53
    12.4.         Remedies Not Waived...............................    54

Section 13.       Registration, Exchange, and Transfer of Notes.....    54

Section 14.       Lost, Stolen, Damaged and Destroyed Notes.........    54

Section 15.       Miscellaneous.....................................    55

    15.1.         Home Office Payment...............................    55
    15.2.         Amendment and Waiver..............................    55
    15.3.         Expenses..........................................    57
    15.4.         Survival of Representations and Warranties........    57
    15.5.         Successors and Assigns............................    57
    15.6.         Notices...........................................    58
    15.7.         Governing Law.....................................    59
    15.8.         Indemnification...................................    59
    15.9.         Integration and Severability......................    59
    15.10.        Counterparts......................................    59
    15.11.        Submission to Jurisdiction; Waiver of Service
                  and Venue.........................................    60
    15.12         Waiver of Right to Trial by Jury..................    60

                                    -iii-
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
                             TABLE OF CONTENTS
                             -----------------
                                (CONTINUED)

                           SCHEDULES AND EXHIBITS
                           ----------------------


Schedule I        Manner of Payment and
                    Communications to Purchasers
Schedule 3.5B     Members of the Janes Family
Schedule 4.5      Interim Transactions
Schedule 4.7A     Debt
Schedule 4.7B     Investments
Schedule 4.8      Significant Subsidiaries
Schedule 4.10     Real Property
Schedule 4.16     Environmental Matters
Schedule 4.20     ERISA
Schedule 4.25     Labor Matters
Schedule 10.4     Transactions with Affiliates

Exhibit A-1       Form of Series A-I Senior Note
Exhibit A-2       Form of Series A-II Senior Note
Exhibit B         Opinion of Counsel to Purchasers
Exhibit C         Opinion of Counsel to the Borrower
(/TABLE)

                                    -iv-

                            PETROLITE CORPORATION

                           NOTE PURCHASE AGREEMENT

                                                       September 3, 1993

To the Several Purchasers Whose
Names Appear in the Acceptance
Form at the End Hereof

Ladies and Gentlemen:

     The undersigned, Petrolite Corporation, a Delaware corporation (the "Borrower"), hereby agrees with each of you (each of you being referred to herein individually as a "Purchaser" and collectively as the "Purchasers") as follows:

     Section 1.  Authorization and Issue of Notes; Additional Senior Notes.
                 ---------------------------------------------------------
(a) The Borrower has duly authorized the issue, sale and delivery of
(i) its 5.90% Series A Senior Notes, Tranche I, in the aggregate principal amount of $10,000,000 (all such Notes originally issued pursuant to this Agreement and the Other Agreements, or delivered in substitution or exchange for any thereof, being collectively called the "Series A-I Senior Notes" and individually a "Series A-I Senior Note") and (ii) its 6.39% Series A Senior Notes, Tranche II, in the aggregate principal amount of $30,000,000 (all such Notes originally issued pursuant to this Agreement and the Other Agreements, or delivered in substitution or exchange for any thereof, being collectively called the "Series A-II Senior Notes" and individually a "Series A-II Senior Note", and the Series A-I Senior Notes and the Series A-II Senior Notes being collectively called the "Notes" and individually a "Note"), in each case dated the date of issue thereof, bearing interest (computed on the basis of a 360-day year of twelve 30-day months) from such date on the unpaid principal amount thereof, payable semi-annually on the 1st day of May and November of each year, commencing on May 1, 1994, at the rate specified above for such notes until said principal shall have become due and payable, and bearing interest (so computed) at the rate per annum which is 2.00% higher than the rate specified above for such Notes on any overdue principal and prepayment charge and, to the extent permitted by applicable law, on any overdue interest, until the same shall be paid, to mature (x) in the case of the Series A-I Senior Notes, on November 1, 2000, and (y) in the case of the Series A-II Senior Notes, on November 1, 2003, all of which Series A-I Senior Notes and Series

A-II Senior Notes
shall be substantially in the form of Exhibit A-I and Exhibit A-2, respectively, hereto attached.

     Section 2.  Purchase and Sales of Notes.  The Borrower hereby
                 ---------------------------
agrees to sell to you and, subject to the terms and conditions herein set forth, you agree severally to purchase from the Borrower, Notes of the respective series and in the respective aggregate principal amounts set forth opposite your name in Schedule I hereto, at a price equal in each case to 100% of the respective principal amount thereof.

     The purchase and delivery of the Notes shall take place at the offices of Sonnenschein Nath and Rosenthal, 1221 Avenue of the Americas, 24th Floor, New York, New York 10020-1089 at 10:00 a.m., New York time on November 5, 1993 (or such other time and place as the parties shall agree) (herein called the "Closing Date"). On the Closing Date, the Borrower will deliver to you Notes registered in your name or in the name of your nominee, each such note to be duly executed and dated the applicable Closing Date, in any denominations (which Note shall be in any multiples of $100,000 but the principal amount of any such Note shall in no event be less than $500,000) and of the respective series and in the respective aggregate principal amounts to be purchased by you on such Closing Date as specified above, as you may specify by timely notice to the Borrower (or, in the absence of such notice, one Note registered in your name with respect to each series of Notes to be purchased by you hereunder on the Closing Date), against your delivery to the Borrower of immediately available funds in the amount of the aggregate purchase price of the Notes to be purchased by you on the Closing Date.

     Section 3.  Prepayments Of Notes.
                 --------------------

     3.1.  Mandatory Prepayments of the Series A-I Senior Notes.
           ----------------------------------------------------
On November 1, in each year, commencing on November 1, 1996, the Borrower will prepay and apply and there shall become due and payable the sum of $2,000,000 on the principal amount of the Series A-I Senior Notes. No prepayment charge shall be payable in connection with any required prepayment made pursuant to this Section 3.1. Each such prepayment shall be allocated (but only in units of $1,000) among the outstanding Series A-I Senior Notes in proportion, as nearly as may be, to the respective unpaid principal amounts thereof.

     3.2  Mandatory Prepayment of the Series A-II Senior Notes.
          ----------------------------------------------------
On November 1 in each year, commencing on November 1, 1997, the Borrower will prepay and apply and there shall become due and payable the sum of $4,285,714.29 on the principal amount of the Series A-II Senior Notes.
No prepayment charge shall be payable
in connection with any required prepayment made pursuant to this Section
3.2. Each such prepayment shall be allocated (but only in units of $1,000) among the outstanding Series A-II Senior Notes in proportion, as nearly as may be, to the respective unpaid principal amounts thereof.

     3.3.  Optional Prepayment of the Notes.  Upon compliance with
          --------------------------------
Section 3.4, the Borrower shall have the privilege, at any time and from time to time, of prepaying the principal amount of the outstanding Notes, either in whole or in part (but if in part then in an integral multiple of $100,000) by payment of the remaining principal balance of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a prepayment charge equal to the applicable Make-Whole Premium.

     Each prepayment of principal made pursuant to this Section 3.3 shall be allocated (but only in units of $1,000) among all of the outstanding Notes in propotion, as nearly as may be, to the respective unpaid principal amounts thereof. Any partial prepayment of the Notes pursuant to this Section 3.3 shall be applied to the required payments of principal of the Notes of such respective series (excluding required prepayments thereof pursuant to Section 3.1 or 3.2 and payment of the principal balance thereof on final maturity) in the inverse order of maturity.

     3.4.  Notice of Optional Prepayments.  The Borrower shall call Notes
           ------------------------------
for prepayment pursuant to Section 3.3 by giving written notice thereof to each holder of Notes, which notice shall be given not less than 30 nor more than 60 days prior to the date fixed for such prepayment. Such notice shall specify (a) the date fixed for such prepayment, (b) the principal amount so to be prepaid on such date, (c) the amount of accrued interest to be paid on such date and (d) the estimated amount of the Make-Whole Premium, if any, to be paid in connection therewith. Concurrently with any prepayment pursuant to Section 3.3, the Borrower shall furnish to each holder of Notes an Officer's Certificate setting forth computations in reasonable detail showing the manner of calculation of the Make-Whole Premium, if any, paid in connection with such prepayment and attaching a copy of the source of market data by reference to which the Treasury Yield for each series of Notes was determined in connection with such computations. Notice of prepayment having been so given, the aggregate principal amount of the Notes of each series so to be prepaid as specified in such notice, together with interest accrued thereon to such date fixed for prepayment, plus the applicable prepayment charge (if any), shall become due and payable on the specified prepayment date.

     3.5.  Optional Redemption of Notes in Case of Change of Control.
           ---------------------------------------------------------

           (a) Upon the occurrence of a Change of Control (the "Change of Control Date"), each holder of any Notes shall have the right to require the Borrower to repurchase such holder's Notes in whole or in part pursuant to the offer described in paragraph (b) and (d) below (the "Change of Control Offer") at a purchase price in cash equal to the principal amount thereof, plus accrued and unpaid interest thereon to the date of repurchase (the "Change of Control Purchase Price").

           (b) Not less than 30 nor more than 60 days prior to any Change of Control Date, the Borrower shall give written notice (the "Change of Control Notice") to each holder of any Notes stating:

              (i) that a Change of Control is expected to occur (describing such Change of Control in reasonable detail and identifying the parties thereto), that a Change of Control Offer is being made pursuant to this Section 3.5, and that all Notes timely tendered within 20 Business Days of the date of the Change of Control Notice will be accepted for payment;

             (ii) the purchase date, which shall be the Change of Control Date (the "Change of Control Payment Date");

            (iii) that any Note not timely tendered within the time specified in clause (i) above, will continue to accrue interest;

             (iv) that any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

              (v) that holders of Notes electing to have one or more Notes repurchased pursuant to a Change of Control Offer will be required to surrender the Notes to be so repurchased within 20 Business Days of the date of the Change of Control Notice, duly endorsed to the Borrower or in blank, to the Borrower at its address specified in
     Section 15.6 hereof prior to the close of business on the 20th Business Day following the date of the Change of Control Notice;

             (vi) that any holder of Notes will be entitled to withdraw such holder's election with respect to any or all of the principal amount of Notes delivered for repurchase if the Borrower receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such holder, the principal amount of Notes such holder delivered for repurchase, and a statement that such holder is withdrawing its election to have such Notes repurchased; and

           (vii) any other information necessary to enable holders of Notes to tender such Notes and have such Notes repurchased pursuant to this Section 3.5.

           (c)  On the Change of Control Payment Date, the Borrower shall
(i) accept for payment all Notes tendered pursuant to the Change of Control Offer and not validly withdrawn, and (ii) pay to each holder of Notes so tendered, in immediately available funds, by wire transfer or such other means as may be specified by such holder in writing, the aggregate Change of Control Purchase Price of all Notes so tendered by such holder. Concurrently with such payment, the Borrower shall furnish to each holder of Notes so tendered a certificate signed by an authorized financial officer the Borrower setting forth computations in reasonable detail showing the manner of calculation of the Change of Control
Purchase Price being paid on such date. If any holder of Notes shall specify, by written notice to the Borrower as contemplated in clause (vi) of the foregoing subsection (b), that it desires to withdraw in whole or in part its election to have one or more of its Notes repurchased then
(A) if such election is withdrawn in whole, the Borrower shall promptly
(but in no event later than the Change of Control Payment Date) return to such holder the Notes previously tendered for repurchase as contemplated by the Change of Control Offer and (B) if such election is withdrawn in part then the Borrower shall repurchase pursuant to this Section 3.5 only so much of the principal amount of such Notes as shall be specified in such notice, and on the Change of Control Payment Date shall issue to such holder new Notes, in such denominations (multiples of $1,000) as may be specified by such holder, in an aggregate principal amount equal to the aggregate portion of the principal amount of the Notes so tendered by such holder (and not validly withdrawn) which is not repurchased by the Borrower hereunder. All Notes repurchased pursuant to this Section 3.5 shall be cancelled and shall not be reissued. The Borrower shall give notice to each holder of Notes of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

           (d) Notwithstanding the foregoing, if the Borrower (i) shall not have obtained knowledge at least 30 days prior to a Change of Control that such Change of Control will or may occur, or (ii) shall not have obtained knowledge until after a Change of Control has occurred, then the Borrower shall give the notice required by Section 3.5(b) not later than two business Days after obtaining such knowledge. In such event, each holder of Notes may deliver a notice of election to accept the Change of Control Offer and may tender any or all of its Notes pursuant thereto at any time within 20 Business
Days after receiving such notice (whether or not at such time the Change of Control Date shall have occurred). With respect to any such notice of election and tender of Notes received by the Borrower on or prior to the third Business Day prior to the Change of Control Date, the Borrower shall comply with the provisions of Section 3.5(c) and make payment of the Change of Control Purchase Price on the Change of Control Date as provided therein. With respect to any such notice of election and tender of Notes received by the Borrower within such 20-Business-Day period but after the close of business on the third Business Day prior to the change of Control Date (whether or not at such time the Change of Control Date shall have occurred), the Borrower shall comply with the provisions of
Section 3.5(c) and make payment of the Change of Control Purchase Price promptly, but in any event not later than five (5) days, after receipt thereof.

           (e) Notwithstanding the foregoing, (i) in the event the Borrower caused a notice to be delivered pursuant to Section 3.5(b) hereof, and (ii) at any time prior to the Change of Control Payment Date, the Borrower reasonably determines that the circumstances which were to give rise to a Change of Control have changed so that a Change of Control in connection with or related to such circumstances will not occur, then the Borrower shall immediately cause written notice to be mailed, by registered mail, return receipt requested, to each holder of Notes which notice shall
(1) state that a Change of Control will not occur, (2) describe in reasonable detail the change of circumstances which lead to the determination that a Change of Control will not occur, and (3) state that the Borrower's previous notice delivered pursuant to Section 3.5(b) hereof offering to redeem all of the Notes shall be of no further force and effect. Concurrently with the delivery of such written notice, the Borrower shall return to each holder of Notes any of such holder's Notes tendered pursuant to the Change of Control Offer.

     3.6.  Cancellation of Notes; Notation Thereon.  Subject to the
           ---------------------------------------
provisions of Section 15.1, the Borrower may, as a condition of payment of all or any part of the principal of, prepayment charge (if any) and interest on, any Note, require the holder to present such Note for notation of such payment and, if such Note be paid in full, require the surrender thereof.

     3.7.  Purchase of Notes.  The Borrower will not, and will not permit
           -----------------
any of its Subsidiaries or Affiliates to, acquire directly or indirectly by purchase or prepayment or otherwise any of the outstanding Notes except (i) by way of payment or prepayment in accordance with the provisions of the Notes and of this Agreement and the Other Agreements or (ii) if any offer to so acquire any of the outstanding Notes is concurrently made on the same terms, ratably, to each holder of Notes.

     Section 4.  Representations and Warranties of the Borrower.
                 ----------------------------------------------
The Borrower represents and warrants to the Purchasers that:

     4.1.  Corporate Existence and Power. The Borrower and each Subsidiary
           -----------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business in each additional jurisdiction where the failure to so qualify would have a Material Adverse Effect. The Borrower and each Subsidiary has all requisite corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted, and, in the case of the Borrower, to execute and deliver this Agreement, the Other Agreements and the Notes, and to engage in the respective transactions contemplated hereby and thereby.

     4.2.  Corporate Authority.  The execution, delivery and performance
           -------------------
by the Borrower of this Agreement, the Other Agreements and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action on the part of the Board of Directors of the Borrower.

     4.3.  Binding Effect.  This Agreement and the Other Agreements are,
           --------------
and the Notes when issued and delivered against payment therefor as herein provided will be, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in each case in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relative to or affecting the enforcement of creditors' rights generally in effect from time to time and by general principles of equity.

     4.4.  Capital Stock.  The authorized Capital Stock of the Borrower
           -------------
consists of 35,000,000 shares of Common Stock, no par value per share, and no shares of Preferred Stock, and all of the issued and outstanding shares of Common Stock of the Borrower are validly issued, fully paid and non-assessable.

     4.5.  Financial Statements and Reports.  (a) The Borrower has
           --------------------------------
delivered to you copies of the Confidential Memorandum of SPP Hambro & Co., and The Boatmen's National Bank of St. Louis, dated April, 1993, entitled "Petrolite Corporation, Confidential Direct Placement Memorandum" and prepared in connection with the private placement of the Notes. The Confidential Memorandum correctly describes in all material respects the businesses, operations and principal Properties of the Borrower and its Subsidiaries except as modified or as otherwise set forth in any of the Borrower's Quarterly Reports on Form 10-Q or any of the Borrower's Current Reports on Form 8-K filed with the SEC after the date of such Confidential Memorandum and which have been delivered to the Purchasers or their designee. The Borrower has also delivered to you copies of the Borrower's Annual Reports on form 10-K and Annual Reports to shareholders for the fiscal years ended October 31, 1990, October 31, 1991, and October 31, 1992, the Borrower's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 1993 and April 30, 1993, the Borrower's definitive Proxy Statement distributed to its shareholders in connection with its 1992 annual meeting of shareholders, and the Borrower's Current Reports on Form 8-K dated each of January 25, 1993,
April 28, 1993, and June 25,1993, each as filed with the SEC (collectively, the "Company Reports"). The Company Reports do not contain any misstatement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Reports, taken together, contain a true and correct description of the businesses, operations and principal properties of the Borrower and its Subsidiaries. The Company Reports contain the audited consolidated balance sheets of the Borrower and its Subsidiaries as at the last day of each of the fiscal years covered thereby and the related audited consolidated statements of operations, retained earnings and of cash flow for each such fiscal year, together with the notes thereto and the reports thereon of Price Waterhouse, the Borrower's independent public accountants, and the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at January 31, 1993 and April 30, 1993 and the related unaudited consolidated statements of operations and retained earnings, of common stock and capital in excess of par value and of changes in financial position for each of the fiscal quarters then ended, together with the notes thereto (collectively, the "Consolidated Financial Statements"). The Consolidated Financial Statements are consistent with the books of account and records of the Borrower and its Subsidiaries, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except as noted therein), and fairly present the consolidated financial position, results of operations and changes in financial position of the Borrower and its Subsidiaries as at the respective dates thereof and for the respective periods covered thereby, subject, in the case of the unaudited interim Financial Statements, to non-material recurring year-end audit adjustments and absence of the notes required by GAAP.

           (b) As of the date of each of the balance sheets included in the Consolidated Financial Statements, neither the

Borrower nor any of its Subsidiaries had any Debt or liability, absolute or contingent, liquidated or unliquidated, except Debt and liabilities reflected or reserved against on such respective balance sheets or described in the notes thereto.

           (c) Except as may be set forth in Schedule 4.5 and except for the transactions contemplated by this Agreement and the Other Agreements, since October 31, 1992, there has been no change which has or is likely to have a Material Adverse Effect.

     4.6.  Litigation; Governmental Orders.  (a) Except as may be set forth
           -------------------------------
in the Disclosure Document, there are no actions, suits or proceedings pending, or, to the knowledge of the Borrower after due inquiry, threatened against or affecting the Borrower or any of its Subsidiaries or any Properties or rights of any of them which, if adversely determined, individually or in the aggregate would have a Material Adverse Effect.

           (b) There are no actions, suits or proceedings pending, or, to the knowledge of the Borrower after due inquiry, threatened against or affecting the Borrower or any of its Subsidiaries which seek to enjoin, or otherwise prevent the consummation of, the transactions contemplated herein or to recover any damages or obtain any relief as a result of any of the transactions contemplated herein in any court or before any arbitrator of any kind or before or by any Governmental Body.

           (c) Neither the Borrower nor any of its Subsidiaries is now, or will be after or as a result of giving effect to the transactions contemplated herein, in default under or in violation of any Order of any court, arbitrator or Governmental Body or of any federal, state, local or foreign statute, ordinance or law or of any rule or regulation of any Governmental Body, which default or violation has or might have a Material Adverse Effect; and, except as may be set forth in the Disclosure Document, none of them is subject to or a party to any Order of any court or Governmental Body arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters.

     4.7.  Outstanding Debt; Investments.
           -----------------------------

           (a) Schedule 4.7A sets forth a correct and complete list and brief description of all Debt, individually the principal amount of which exceeds $3,000,000, and a brief description of the aggregate of all other Debt, of the Borrower and its Subsidiaries and all Liens securing such Debt (excluding any Debt evidenced by the Notes). There exists no breach or default or event of default under the terms and provisions of any instrument, agreement or contract pertaining to any such Debt.

           (b) Schedule 4.7B sets forth a correct and complete list and brief description of all Investments of a material nature to the Borrower and its Subsidiaries.

     4.8.  Subsidiaries.  Schedule 4.8 contains a true, correct and complete
           ------------
list of the Borrower's Significant Subsidiaries as of the date hereof setting forth, for each Significant Subsidiary, its jurisdiction of incorporation and the number and percentage of shares of its outstanding capital stock owned, directly or indirectly, by the Borrower. All shares of capital stock of such Significant Subsidiaries owned directly or indirectly by the Borrower are validly issued, fully paid and non-assessable and free and clear of any Liens except Liens permitted by Section 10.2 hereof. There are no outstanding warrants, options, or other rights to purchase or otherwise acquire (i) any of the shares of capital stock of such Significant Subsidiaries directly or indirectly owned by the Borrower or
(ii) any authorized but unissued or treasury shares of such Significant Subsidiaries.

     4.9.  Consents, Etc.  Except for any required public disclosure under
           -------------
the securities laws of the United States which required public disclosure has been made or will be made, no consent, approval or authorization of or declaration, registration or filing with any Governmental Body or any nongovernmental Person, including without limitation any creditor or shareholder of the Borrower, is required in connection with the execution, delivery and performance of this Agreement, the Other Agreements or the Notes or the transactions contemplated hereby or thereby or as a condition to the legality, validity or enforceability of this Agreement, the Other Agreements or the Notes, or to the offer, issue, sale or delivery of the Notes to the Purchasers hereunder or under the Other Agreements or the fulfillment of or compliance with the terms and provisions of the Notes being purchased hereunder or thereunder, except for such consents, approvals, authorizations, declarations, registrations or filings which have been obtained or made and are in full force and effect.

     4.10.  Title to Properties.  The Disclosure Document sets forth a true
            -------------------
and complete list and brief description of all material real Property owned by the Borrower or any of its Subsidiaries on the date hereof, except for properties subsequently acquired from Welchem, Inc. There are no material leases of real Property or personalty to which the Borrower or any of its Subsidiaries is a party. Each of the Borrower and its Subsidiaries has
(i) good and marketable fee simple title to each of their respective real Properties set forth in the Disclosure Document, or subsequently acquired from Welchem, Inc. subject to no Lien of any kind except Permitted Liens, and (ii) good title to all of their other respective material Properties and material assets, subject to no Lien of any kind except Permitted Liens.

     4.11.  Taxes.  Each of the Borrower and its Subsidiaries has filed, or
            -----
on behalf of each of them there have been filed, all federal, state and local tax returns, informational returns and excise tax returns which are required to have been filed by or on behalf of such Persons, and there have been paid all taxes shown to be due and payable on such returns and all other material taxes and assessments payable by any of them, unless any tax liability is being diligently contested in good faith and the Borrower or any of its Subsidiaries, as the case may be, has adequately reserved against such tax liability on its books and financial statements in accordance with GAAP. No material tax liens have been filed and no material claims are being asserted with respect to any such taxes as of the date hereof. No material tax assessment against the Borrower or any of its Subsidiaries has been proposed and all of their respective tax liabilities are adequately provided for on their respective books and financial statements in accordance with GAAP. The federal income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service, and such audits have been completed, or the statute of limitations has run, for all tax years of the Borrower through and including the year ended October 31, 1989, and all deficiencies, assessments, interest and penalties proposed as a result of any such audit have been paid in full.
No issue has been raised in any such examination that, by application of similar principles, may reasonably be expected to result in the assertion of a material deficiency for any other taxable year not so examined. None of the Borrower or any of its Subsidiaries has taken any reporting position for which it does not have a reasonable basis or anticipates any further material tax liability with respect to its taxable years that have not been closed.

     4.12.  No Conflicts with Agreements, Etc.  Neither the Borrower nor any
            ---------------------------------
Subsidiary is, or after giving effect to the transactions contemplated by this Agreement and the Other Agreements will be, a party to any contract or agreement or subject to any restriction contained in its charter or by-laws which has a Material Adverse Effect. Neither the execution and delivery of this Agreement, the Other Agreements or the Notes nor the fulfillment of or compliance with the terms and provisions hereof and thereof, nor the offering and issuance of the Notes, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any Properties of the

Borrower or its Subsidiaries, or result in any violation of, or require for its validity any authorization, consent, approval, exemption or other action by, or notice to any Governmental Body or any of the shareholders of the Borrower pursuant to, the charter or by-laws of any of them, or any award of any arbitrator or any contract, agreement, mortgage, indenture, lease, instrument, Order, statute, law, rule or regulation to which any of them or any of their respective Property is subject. Neither the Borrower nor any of its Subsidiaries is, or after giving effect to the transactions contemplated by this Agreement and the Other Agreements will be, in violation of, or in default under, any contract, mortgage, indenture, lease, instrument or agreement binding upon it or any of its Properties, which violation or default individually or in the aggregate might result in a Material Adverse Effect.

     4.13.  Disclosure.  Neither this Agreement nor any other document,
            ----------
certificate or statement furnished to any Purchaser by or on behalf of the Borrower in connection herewith, including the Confidential Memorandum (as modified or as otherwise provided in any of the Borrower's Quarterly Reports on Form 10-Q or any of the Borrower's Current Reports on Form 8-K filed with the SEC after the date of such Confidential Memorandum and which have been delivered to the Purchasers or their designee), contained, as of its respective date, or now contains, any untrue statement of a material fact or as of any such date omitted, or now omits, to state a material fact necessary in order to make the statements contained herein and therein not misleading. Except as set forth in the Company Reports delivered as of the date of the execution of this Agreement, there is no fact known to the Borrower which now has or in the future may have (so far as the Borrower can reasonably foresee) a Material Adverse Effect.

     4.14.  Offering of Notes.  Neither the Borrower nor its Affiliates nor
            -----------------
any of their representatives has, directly or indirectly, offered any of the Notes or any security similar to any of them for sale to, or solicited any offers to buy any of the Notes or any security similar to any of them from, or otherwise approached or negotiated with respect thereto with, more than 50 Persons including you, and neither the Borrower nor its Affiliates nor any of their representatives has taken or will take any action which would subject the issuance or sale of any of the Notes to the provisions of Section 5 of the Securities Act or which would violate the provisions of any other securities or Blue Sky law of any jurisdiction.

     4.15.  Broker's or Finder's Commissions.  Except for SPP Hambro & Co.
            --------------------------------
and The Boatmen's National Bank of St. Louis, no broker's or finder's fee or commission will be payable by the Borrower or any of its Subsidiaries with respect to the issuance and sale of the Notes or the transactions contemplated by this Agreement or the Other Agreements. The Borrower agrees to indemnify you and hold you harmless against any loss, cost, claim or liability (including, without limitation, reasonable attorneys' fees and disbursements for the investigation and defense of claims) arising out of or relating to any such actual or alleged fee or commission.

     4.16.  Pollution and Other Regulations.  Except as may be set forth in
            -------------------------------
the Company Reports or in Schedule 4.16,

           (a) there is no pending Environmental Matter relating to the Borrower or any of its Subsidiaries or any Properties of any of such Persons that is likely to have a Material Adverse Effect and the Borrower is aware of no incidents that could result in any such Environmental Matter. Neither the Borrower nor any of its Subsidiaries has agreed to assume by contract or otherwise any liability of any other Person for cleanup, compliance, or required capital expenditures in connection with any Environmental Matter arising prior to the date hereof that has or is likely to have a Material Adverse Effect;

           (b) the Properties used, owned, leased, operated, managed or controlled at any time by the Borrower and its Subsidiaries are free, in any material respect, of contamination from Hazardous Materials, including, without limitation, any contamination of the associated air, soil, groundwater or surface waters for which a response is or is likely to be required by Environmental Law;

           (c) the Borrower and its Subsidiaries are currently in compliance with all applicable Environmental Laws and have cured any past violations or alleged violations of Environmental Laws to the satisfaction of Governmental Bodies, except where the failure to comply with such Environmental Laws or the failure to cure any past violations or alleged violations of such laws does not have and is not likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is currently in receipt of any notice setting forth a violation that has or is likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is currently in receipt of any notice setting forth any potential liability for cleanup of Hazardous Materials that has or is likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is now subject to any material investigation or material information request by a Governmental Body concerning Hazardous Materials or any Environmental Laws. The Borrower and its Subsidiaries hold and are in compliance with all governmental permits, licenses, and authorizations necessary to operate their businesses that relate to siting, wetlands, coastal zone management, air emissions, discharges to surface or ground water, discharges to any sewer or septic system, noise emissions, solid waste disposal or the generation, use, transportation or other management of Hazardous Materials, except where the failure to hold or be in compliance with any such permits, licenses and authorizations does not have and is not likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries ever has generated, manufactured, refined, recycled, discharged, emitted, released, buried, processed, produced, reclaimed, stored, treated, transported, or disposed of any Hazardous Materials except in compliance with all applicable laws and regulations, including permit requirements, except where the failure to comply with such laws and regulations does not have and is not likely to have a Material Adverse Effect;

           (d) no Properties of the Borrower or any of its Subsidiaries are subject to any Lien or claim for Lien in favor of any person as a result of any Environmental Matter or response thereto;

           (e) no Hazardous Materials, including leachate and effluents, generated, disposed of, transported, managed or released by the Borrower or any of its Subsidiaries have caused or will cause in whole or in part any contamination or injury to the environment, any person, any natural resource or any Property that has or is likely to have a Material Adverse Effect, including, without limitation, Property through which or to which such materials were shipped. Neither the Borrower nor any Subsidiary has handled, transported, disposed of or managed any Hazardous Material in any manner that forms the basis for any present or future claim, demand or action seeking cleanup of any site, location, or body of water, surface or subsurface that has or is likely to have a Material Adverse Effect, and neither the Borrower nor any Subsidiary has any liabilities, absolute or contingent, on the date hereof with respect thereto that has or is likely to have a Material Adverse Effect; and

           (f) to the best knowledge of the Borrower, all facilities where any Person has treated, stored, disposed of, reclaimed, or recycled any Hazardous Material on behalf of the Borrower or any Subsidiary are in compliance with all applicable Environmental Laws, except where the failure to comply with such laws does not have and is not likely to have a Material Adverse Effect.

     4.17.  Possession of Franchises, Licenses, Etc.  The Borrower and its
            ---------------------------------------
Subsidiaries possess all franchises, certificates, licenses, permits, registrations, and other authorizations from Federal, state and local governmental or regulatory authorities, free from burdensome restrictions that are necessary for the ownership, maintenance and operation of their respective properties and assets, and for the conduct of their respective businesses as now conducted and as described in the Company Reports, except where the failure to possess such franchises, certificates, licenses, permits, registrations or other authorizations does not have and is not likely to have a Material Adverse Effect, and neither the Borrower nor any Subsidiary is in violation of any thereof in any material respect.

     4.18. Trademarks, Etc.  Each of the Borrower and its Subsidiaries owns
           ---------------
or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted and as described in the Company Reports except where the failure to own or have the right to use such patents, trademarks, service marks, trade names, copyrights, licenses and other rights does not have and is not likely to have a Material Adverse Effect. Except as may be set forth in the Disclosure Document, nothing has come to the attention of the Borrower or its Subsidiaries or of any of their respective directors or officers to the effect that (i) any of their respective present or contemplated products or operations infringes or may infringe in any material respect, any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, or (ii) there is pending or threatened any claim or litigation against or affecting the Borrower or any of its Subsidiaries contesting the right of any of them to sell or use any such product or to engage in any such operation that has or is likely to have a Material Adverse Effect.

     4.19.  Margin Regulations; Use of Proceeds.  None of the Borrower or any
            -----------------------------------
of its Subsidiaries owns or now intends to acquire any "margin stock" as defined in Regulation G of the Board of Governors of the Federal Reserve
System of the United States (12 CFR 207). No part of the proceeds from the sale of the Notes will be used, and no part of the proceeds of any loans repaid with the proceeds from the sale of the Notes was used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System of the United States (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve any of the Borrower or any Subsidiary in a violation of Regulation X of said Board
(12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Neither the Borrower, any of its Subsidiaries or any agent acting on behalf of the Borrower or any such Subsidiary has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation X, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect. As used in this Section, the term
"purpose of buying or carrying" has the meaning assigned thereto in the aforesaid Regulation G. The proceeds (net of expenses of the transactions contemplated hereby and by the Other Agreements) of the sale of the Notes will be used to retire Debt incurred in connection with the acquisition of certain assets of Welchem, Inc. and for general corporate purposes of the Borrower and its Subsidiaries.

     4.20.  Compliance with ERISA.  Except as set forth on Schedule 4.20:
            ---------------------

           (a) no Pension Plan which is subject to Part 3 of Subtitle B of Title 1 of ERISA or Section 412 of the Code had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Pension Plan heretofore ended;

           (b) no liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred and is outstanding with respect to any Pension Plan, and there has not been any Reportable Event, or any other event or condition, which presents a material risk of involuntary termination of any Pension Plan by the PBGC;

           (c) neither any Plan nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Borrower or any of its Subsidiaries or ERISA Affiliates to any material tax or penalty on prohibited transactions imposed under said Section 4975; and neither the Borrower nor any of its Subsidiaries or ERISA Affiliates has received any notice that any Multiemployer Plan or trust created thereunder, or any trustee or administrator thereof, has engaged in any such prohibited transaction;

           (d) no material liability has been incurred and is outstanding with respect to any Multiemployer Plan as a result of the complete or partial withdrawal by the Borrower or any of its Subsidiaries or ERISA Affiliates from such Multiemployer Plan under Title IV of ERISA, nor has the Borrower or any of its Subsidiaries or ERISA Affiliates been notified by any Multiemployer Plan that such Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of
Section 4241 or 4245 of ERISA or that such Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA;

           (e) the Borrower and its Subsidiaries and ERISA Affiliates are in compliance in all respects with all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to all Plans and Multiemployer Plans, except where non-compliance would not have a Material Adverse Effect;

           (f) taking all Pension Plans in the aggregate, the actuarial present value of all benefit liabilities (as defined in Section 4001(a) (16) of ERISA) under all Pension Plans that are subject to Title IV of ERISA do not exceed the Fair Market Value of the assets allocable to such liabilities, determined as if all such Plans were terminated as of the date hereof, and using the Plan's actuarial assumptions as set forth in the most recent actuarial report pertaining to each Plan;

           (g) neither the Borrower nor any of its Subsidiaries has received any notice to the effect that any Multiemployer Plan has any unfunded vested benefits within the meaning of Section 4213(c) of ERISA;

           (h) no event has occurred with respect to any Plan or with respect to any other employee benefit pension plan (as defined in Section 3(2) of ERISA) established or maintained at any time during the five-year period immediately preceding the Closing Date for the benefit of employees of the Borrower or any of its Subsidiaries or ERISA Affiliates which presents a risk of material liability of the Borrower or any of its Subsidiaries or ERISA Affiliates under Section 4069 of ERISA;

           (i) the most recent consolidated financial statement of the Borrower recognizes, in accordance with GAAP and the Statement of Financial Accounting Standards No. 106, material liabilities under the Plans that are employee welfare benefit plans (as defined in Section 3(1) of ERISA) providing for medical, health, life or other welfare benefits that are not insured by fully paid nonassessable insurance policies, and to the best of the Borrower's knowledge, after due investigation, there are no other such material liabilities, except for certain severance liabilities set forth in that certain letter dated the date hereof from the Borrower to each of the Purchasers; and

           (j) none of the Borrower or any of its Subsidiaries or ERISA Affiliates is a party in interest (as defined in Section 3(4) of ERISA) with respect to any Plan other than such Plans sponsored by any of the Borrower or any of its Subsidiaries or ERISA Affiliates.

     4.21.  Status under Certain Laws.  The Borrower is not an "investment
            -------------------------
company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Corporation Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Corporation Act of 1935, as amended. The Borrower is not subject to regulation under any Federal, state or local statute, law or regulation which limits its ability to incur Debt.

     4.22.  Legality.  The Borrower is, and upon giving effect to the
            --------
issuance and sale of the Notes will be, a "solvent institution", as said term is used in Section 1405(c) of the New York Insurance Law, whose "obligations . . . are not in default as to principal or interest", as said terms are used in said Section.

     4.23.  Foreign Assets Control Regulations.  Neither the Borrower
            ----------------------------------
nor any of its Subsidiaries nor, to the best of the Borrower's knowledge after due inquiry, any Affiliate of the Borrower, is, or will be after consummation of the transactions contemplated by this Agreement and the Other Agreements and application of the proceeds hereof, by reason of being a "national" of a "designated foreign country" or a "specially designated national" within the meaning of the Regulations of the Office of Foreign Assets Control, United States Treasury Department
(31 C.F.R., Subtitle B, Chapter V), or for any other reason, in violation of, any Federal statute or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any Property.

     4.24.  Other Agreements.  Simultaneously with the execution and
            ----------------
delivery of this Agreement, the Borrower is entering into the Other Agreements, which are identical in all respects with this Agreement (except for the respective series and principal amounts of Notes to be purchased thereunder) with the other Purchasers named in Schedule I hereto. The purchases by you and said other Purchasers are to be separate and several transactions.

     4.25.  Labor Matters.  Except as may be set forth in the Disclosure
            -------------
Document, there is no strike, work stoppage, slowdown or other labor dispute or grievance currently pending or threatened against the Borrower or any of its Subsidiaries, or employees of any of such Persons, which has or is likely to have a Material Adverse Effect.
Except as set forth in Schedule 4.25,
none of the Borrower or any of its Subsidiaries is a party to any collective bargaining agreement and none of them has any knowledge after due inquiry of any pending or threatened effort to organize any of their employees. Except as may be set forth in the Disclosure
Document, there are currently no pending retaliatory or wrongful discharge claims or federal, state or local employment discrimination charges or complaints or administrative or judicial complaints arising therefrom pending against the Borrower or any of its Subsidiaries, or any employees of any of such Persons, which has had or might have a Material Adverse Effect, nor to the knowledge of the Borrower after due inquiry are any such charges or complaints threatened against the Borrower or any of its Subsidiaries. The Borrower and its Subsidiaries are in compliance with all applicable federal, state and local statutes, laws, rules, ordinances, regulations, codes, licenses and orders relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, bonuses, collective bargaining agreements, equal pay, occupational safety and health, equal employment opportunity and wrongful or retaliatory termination of employment, except where non-compliance could not have a Material Adverse Effect.

     4.26.  Material Contracts.  Except as may be set forth in the
            ------------------
Disclosure Document and in any of the Borrower's Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC on a date after October 31, 1992, and which have been delivered to the Purchasers or their designee, neither the Borrower nor any of its Subsidiaries is a party to any Material Contract. Each of the Material Contracts set forth in the Disclosure Document, in such Form 10-Qs or in such Form 8-Ks, is valid, subsisting and in full force and effect, and none of the Borrower or any of its Subsidiaries is in breach or violation of the terms, conditions or provisions of any of the Material Contracts which is reasonably likely to have a Material Adverse Effect. None of the Borrower or any of its Subsidiaries is a party to any Material Contract or is subject to any restriction contained in the charter or by-laws of any of them which has or is reasonably likely to have a Material Adverse Effect.

     4.27.  Insurance.  The Company and its Subsidiaries have, with
            ---------
respect to their respective properties and businesses, with financially sound insurers of nationally recognized stature and responsibility, insurance of such a nature, with such terms and in such amounts as is customary in the case of corporations of established reputations engaged in the same or similar businesses and similarly situated. Such policies are in full force and effect on the date hereof, and neither the Borrower nor any of its Subsidiaries has received notice of cancellation with respect to any such policy.

     4.28.  Ranking of Notes.  The Debt represented by the Notes is equal
            ----------------
in rank and priority and is pari passu with all other Unsecured Senior
                            ---- -----
Debt.

     Section 5.  Representations of Purchasers.  You represent, and in
                 -----------------------------
entering into this Agreement the Borrower understands, that you are acquiring the Notes for the purpose of investment and not with a view to the distribution thereof within the meaning of the Securities Act, and that you have no present intention of selling, negotiating or otherwise disposing of the Notes; it being understood, however, that the disposition of your property shall at all times be and remain within your control. You further represent that you are acquiring the Notes for your own account and with your general account assets and not with the assets of any separate account in which any employee benefit plan has any interest. As used in this Section, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to them in Sections 3(3) and 3(17) of ERISA.

     Section 6.  Closing Conditions.  Your obligation to purchase and pay
                 ------------------
for the Notes to be purchased by you hereunder on the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of the following conditions:

     6.1.  Proceedings Satisfactory.  All corporate and other proceedings
           ------------------------
taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request, including, without limitation:

     (i) certificates dated as of a recent date as to the good standing and payment of taxes of the Borrower and each of its Significant Subsidiaries in each jurisdiction where any of such Persons is incorporated or is authorized to do business as a foreign corporation;

     (ii) certified copies of the certificate or articles of incorporation of the Borrower and each of its Significant Subsidiaries, with all amendments thereto;

     (iii) certified copies of the by-laws of the Borrower and each of its Significant Subsidiaries, with all amendments thereto;

     (iv) certified copies of resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement, the Other
            Agreements and the Notes; and

     (v) certificates as to the incumbency and signatures of each of the officers of the Borrower who shall execute this Agreement or any Note or other document executed and delivered pursuant to or in connection with this Agreement or any of the Notes.

     6.2.  Opinion of Purchaser's Special Counsel.  You shall have
           --------------------------------------
received from Sonnenschein Nath & Rosenthal, who are acting as special counsel for you in connection with this transaction, a legal opinion addressed to you and dated the Closing Date, substantially in the form of Exhibit B. Such opinion shall also cover such other matters incident to the matters herein contemplated as you may reasonably request.

     6.3.  Opinion of Counsel to the Borrower.  You shall have received
           ----------------------------------
from Armstrong, Teasdale, Schlafly & Davis, counsel to the Borrower in connection with this transaction, a legal opinion addressed to you and dated the Closing Date substantially in the form of Exhibit C. Such opinion shall also cover such other matters incident to the matters herein contemplated as you may reasonably request.

     6.4.  Representations and Warranties True, Etc.; Certificates. The
           -------------------------------------------------------
representations and warranties contained in Section 4 of this Agreement shall be true on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date. The Borrower shall have performed all agreements on its part required to be performed under this Agreement prior to the Closing Date; there shall exist on the Closing Date no Default or Event of Default; the Borrower shall have delivered to you an Officer's Certificate, dated the Closing Date, with respect to the matters stated in the foregoing clauses of this Section 6.4 and in Sections 6.5 and 6.6; and you shall have received such certificates or other evidence as you may request to establish that the proceeds of the sale of the Notes on the Closing Date will be applied as contemplated by Section 4.19.

     6.5.  Absence of Material Adverse Change.  Since October 31, 1992,
           ----------------------------------
no change or changes shall have occurred to the business, operations, Properties, assets, income, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, which you reasonably believe in good faith to constitute a Material Adverse Effect.

     6.6  Absence of Litigation, Orders, Etc.  Except as may be disclosed
          ----------------------------------
in the Disclosure Document, there shall not be pending or, to the knowledge of the Borrower after due inquiry, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any of the Borrower or its Subsidiaries or their respective assets or Property (and, as to any action, suit, proceeding, governmental investigation or arbitration so disclosed, there shall not have occurred since the date of this Agreement any development) which seeks to enjoin or restrain any of the transactions contemplated herein or which you reasonably believe in good faith is likely to have a Material Adverse Effect. No Order of any court, arbitrator or Governmental Body shall be in effect which purports to enjoin or restrain any of the transactions contemplated herein or which you reasonably believe in good faith to constitute a Material Adverse Effect.

     6.7.  Your Purchase Permitted by Applicable Laws; Legal Investment.
           ------------------------------------------------------------
Your purchase of and payment for the Notes to be purchased by you hereunder on the Closing Date shall be permitted by the laws and regulations of the jurisdictions to which you are subject, without reference to any "basket" provisions of such laws such as New York Insurance Law Section 1405(a)(8); and you shall have received such certificates or other evidence as you may request to establish compliance with this condition.

     6.8.  Other Purchasers.  The other Purchasers shall have purchased
           ----------------
and made payment for the Notes to be purchased by them on the Closing Date pursuant to the Other Agreements.

     6.9.  Consents and Approvals.  All necessary consents, approvals and
           ----------------------
authorizations of, and declarations, registrations and filings with, Governmental Bodies and nongovernmental Persons required in order to consummate the transactions contemplated herein shall have been obtained or made and shall be in full force and effect.

     6.10.  Fees.  The fees and out-of-pocket expenses and disbursements
            ----
incurred by Sonnenschein Nath & Rosenthal in connection with the preparation of this Agreement and the transactions contemplated hereby shall be paid in full by the Borrower on the Closing Date.

     6.11.  PPN Number.  You shall have been supplied with a private
            ----------
placement number for the Notes from Standard and Poor's Corporation.

     Section 6A.  Closing Conditions of the Borrower.  The Borrower's
                  ----------------------------------
obligation to issue and sell the Notes to be purchased by you hereunder on the Closing Date shall be subject to the satisfaction, on the Closing Date, of the following condition:

     6A.1.  Right of Refusal.  The other Purchasers shall have purchased
            ----------------
and made payment for the Notes to be purchased by them on the Closing Date pursuant to the Other Agreements. Notwithstanding the foregoing, in the event any of the other Purchasers shall not purchase and make payment for, or have notified the Borrower that such Purchaser does not intend to purchase and make payment for, any of the Notes to be purchased by such Purchaser on the Closing Date, then the Closing Date shall automatically be postponed for five (5) Business Days and the Borrower shall give immediate written notice to each other Purchaser stating: (i) that one or more of the other Purchasers has elected to withdraw its offer to purchase the Notes pursuant to such Other Agreement(s); (ii) the aggregate principal amount of Notes such other Purchaser(s) was to purchase (the "Uncommitted Notes"); (iii) that unless any other Purchaser or Purchasers shall agree to purchase and make payment for the Uncommitted Notes on the Closing Date under the same terms and conditions as set forth in the Other Agreement or Other Agreements pursuant to which such Uncommitted
Notes were to be purchased, the Borrower, in its sole and absolute discretion, shall not be obligated to issue and sell any Notes to any of the Purchasers; and (iv) that any Purchaser electing to purchase any or all of the Uncommitted Notes shall notify the Borrower at its address specified in Section 15.6 hereof, not later than the close of business on the second Business Day following the postponed Closing Date, by facsimile transmission, or other same day notice of the principal amount of Uncommitted Notes such Purchaser shall agree to purchase in addition to the principal amount of Notes set forth opposite its name in Schedule I hereto or in Schedule I to such Other Agreement, as the case may be. In the event the Borrower receives from any Purchaser or Purchasers notice or notices as contemplated in clause (iv) immediately above with respect to all of the principal amount of the Uncommitted Notes, the Borrower shall be required to issue, sell and deliver the Notes to the several Purchasers the respective aggregate principal amounts set forth opposite their name in Schedule I hereto as deemed modified by the principal amount of Uncommitted Notes agreed to be purchased as set forth in such notice or notices. In the event the Purchasers electing to purchase the Uncommitted Notes in the aggregate oversubscribe for such Uncommitted
Notes, the aggregate principal amount of such Uncommitted Notes shall be allocated for purchase among the Purchasers electing to purchase such Uncommitted Notes, pro rata pursuant to a percentage expressed as a fraction, the numerator of which shall be the principal amount of Notes set forth opposite such electing Purchaser's name on Schedule I hereto, and the denominator of which shall be the sum of the principal amount of Notes set forth opposite each of the electing Purchasers' names on Schedule I hereto (such percentage shall be hereinafter referred to as the "Electing Purchaser's Percentage"). In the event any of Purchasers electing to purchase any of the Uncommitted Notes elects to purchase less than its pro rata share of such Uncommitted Notes, such Purchaser shall be allocated for purchase such principal amount of Uncommitted Notes it elected to purchase pursuant to the notice described in clause (iv) above and such excess principal amount of the Uncommitted Notes shall be allocated for purchase among the other Purchasers electing to purchase any or all of the Uncommitted Notes, pro rata in accordance with their respective Electing Purchaser's Percentage, recalculated with respect to such other Purchasers without regard to the Purchaser electing to purchase less than its pro rata share of such Uncommitted Notes.

     Section 7.  Financial Statements and Information.  The Borrower will
                 ------------------------------------
furnish to you, so long as you shall be obligated to purchase or shall hold any Notes, and to each other institutional holder of any Notes
(such a holder in any such case being hereinafter called an "Eligible Holder"), in duplicate:

     (A) as soon as available and in any event within 45 days after the end of each quarterly accounting period in each fiscal year of the Borrower,

           (1) copies of either (a) the Borrower's quarterly report for such fiscal period on Form 10-Q as filed with the SEC or
     (b) the consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such accounting period, and of the related consolidated statements of operations, retained earnings and cash flow for such accounting period and for the portion of the fiscal year ended with the last day of such accounting period, all in reasonable detail and stating in comparative form the consolidated figures as of the end of and for the corresponding date and period in the previous fiscal year all Certified by the chief financial officer of the Borrower, and

           (2) a written statement of such financial officer setting forth computations in reasonable detail showing whether or not as at the end of such accounting period there was compliance with Sections
     9.6 and 10, accompanied by calculations setting forth the maximum amount of Funded Debt that could have been incurred at such date pursuant to Section 10.1(C) hereof;

     (B) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower,

           (1) copies of either (a) the Borrower's annual report for such fiscal year on Form 10-K as filed with the SEC or

     (b) the audited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year, and of the related audited consolidated statements of operations, retained earnings and cash flow for such fiscal year, together with the notes thereto, all in reasonable detail and stating in comparative form the respective audited consolidated figures as of the end of and for the previous fiscal year in the case of such audited consolidated financial statements, accompanied by a report thereon of Price Waterhouse or any of the Big Six Accounting Firms selected by the Borrower, in its sole and absolute discretion, or other independent public accountants of recognized national standing selected by the Borrower and acceptable to the Majority Holders (the "Accountants"), which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the consolidated financial position of the Borrower and its Subsidiaries as at the end of such fiscal year and the consolidated results of their operations, retained earnings and cash flow for such fiscal year in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by the Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

           (2) a written statement of the Accountants (i) stating whether or not as at the end of such fiscal year there was compliance with Sections 9.6, 10.1(C) and 10.1(D), accompanied by calculations setting forth the maximum amount of Funded Debt that could have been incurred at such date pursuant to Section 10.1(C) and 10.1(D) hereof, and
     (ii) stating that in making the examination necessary for their report on such financial statements they obtained no knowledge of any default by the Borrower in the fulfillment of any of the terms, covenants, provisions or conditions of this Agreement insofar as they relate to accounting matters, or if such Accountants shall have obtained knowledge of any such default, specifying the nature and status thereof;

     (C) concurrently with the reports or the financial statements furnished pursuant to subsections (A) and (B) of this Section 7, an Officer's Certificate of the Borrower stating that, based upon such examination or investigation and review of this Agreement as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, no default by the Borrower in the fullfillment of any of the terms, covenants, provisions or conditions of this Agreement exists or has existed during such period or, if such a default shall exist or have existed, the nature and period of existence thereof and what action the Borrower has taken, is taking or proposes to take with respect thereto;

     (D) concurrently with the reports or the financial statements furnished pursuant to subsections (A) and (B) of this Section 7, but only in the event that the Borrower is not a regular reporting company within the rules and regulations of the SEC, a brief management discussion and analysis of the financial condition and results of operations of the Borrower and the Subsidiaries as of the end of and for the period covered by such financial statements (including a comparison thereof with the financial condition and results of operations of the Borrower and the Subsidiaries as of the end of and for the comparable period in the prior fiscal year), and describing any significant events relating to the Borrower or the Subsidiaries occurring during such period;

     (E) promptly after the same are available and in any event within 15 Business Days thereof, copies of all such proxy statements, financial statements, notices and reports as the Borrower or any of its Subsidiaries shall send or make available generally to any of their securityholders (but only in the event that neither the Borrower nor any of its Subsidiaries is a regular reporting company within the rules and regulations of SEC), and copies of all regular and periodic reports and of all registration statements (other than on Form S-8 or a similar form) and any Current Reports filed on Form 8-K which the Borrower or any of its Subsidiaries may file with the SEC or with any securities exchange; and

     (F) promptly (and in any event within 5 Business Days) after becoming aware of (1) the existence of any Default or Event of Default on the part of the Borrower, an Officer's Certificate of the Borrower specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto; or (2) any Debt of the Borrower or any Subsidiary being declared due and payable before its expressed maturity, or any holder of such Debt having the right to declare such Debt due and payable before its expressed maturity, because of the occurrence of any default (or any event which, with notice and/or the lapse of time, shall constitute any such default) under such Debt, an Officer's Certificate of the Borrower describing the nature and status of such matters and what action the Borrower or such Subsidiary is taking or proposes to take with respect thereto.

     The Borrower will keep at its principal executive office a true copy of this Agreement, and cause the same to be available for inspection at said offices during normal business hours by any holder of any of the Notes or any prospective purchaser of any thereof designated by the holder thereof.

     Section 8.  Inspection of Properties and Books. The Borrower agrees
                 ----------------------------------
that, so long as you or any other Eligible Holder shall hold any Note, you or it may visit at your or its own expense the offices and Properties of the Borrower or any of its Subsidiaries (provided you or it, as the case may be, shall comply with all safety rules of the Borrower or any of its Subsidiaries that are applicable generally to all visitors to the offices and properties of the Borrower or its Subsidiaries), and may examine and make copies of the relevant books and records, and discuss the affairs, finances and accounts of such companies with their officers and public accountants (and by this provision the Borrower and each Subsidiary hereby authorizes said accountants to discuss with you or such Eligible Holder its affairs, finances and accounts) at such reasonable times during normal business hours and in such a manner as not to unreasonably disrupt or disturb any manufacturing operations of the Borrower or any of its Subsidiaries. Any fees payable to such public accountants in connection with and arising out of any discussions with you or such Eligible Holder as contemplated above, shall be borne, if such discussions occur prior to any Default or Event of Default hereunder, by you or such Eligible Holder, as the case may be, or if such discussions occur subsequent to any Default or Event of Default hereunder, by the Borrower. Prior to the occurrence of any Default for Event of Default, you or any other Eligible Holder may only visit the offices and Properties of the Borrower or any of its Subsidiaries, examine the relevant books and records and meet with officers of such companies or their public accountants not more than once per annum, all at your or such other Eligible Holder's expense. In the event of a Default or Event of Default or in the event that you or any Eligible Holder reasonably believes, in your or its sole and absolute discretion, that a Default or an Event of Default is imminent, such visits, examinations and meetings with officers and/or accountants of the Borrower or any of its Subsidiaries shall be made or held as often as you or such Eligible Holder may reasonably desire. Notwithstanding anything herein to the contrary, in the event an Event of Default shall have occurred and be continuing, the Borrower shall be required to pay or reimburse you or any such Eligible Holder for expenses which you or such Eligible Holder may incur in connection with any such visitation or inspection.

     Section 9.  Affirmative Covenants.  The Borrower covenants and agrees
                 ---------------------
that so long as any of the Notes shall be outstanding:

     9.1.  Payment of Principal, Prepayment Charge and Interest; to Keep
           -------------------------------------------------------------
Books; Reserves; Etc.  The Borrower will duly and
- --------------------
punctually pay the principal of, prepayment charge (if any) and interest on the Notes in accordance with the terms of such Notes and this Agreement. The Borrower will comply with all of the covenants, agreements and conditions contained in this Agreement.

     9.2.  Payment of Taxes and Claims.  The Borrower will, and will cause
           ---------------------------
each of its Subsidiaries to, pay before they become delinquent:

           (A) all taxes (including excise taxes), assessments and governmental charges or levies imposed upon the Borrower or any of its Subsidiaries (or any other Subsidiaries of the Borrower which are part of any consolidated group for tax purposes with the Borrower or any of its Subsidiaries) or their income or profits or upon their Property, real, personal or mixed, or upon any part thereof;

           (B) all claims for labor, materials and supplies which, if unpaid, might result in the creation of a Lien upon Property of the Borrower or any of its Subsidiaries; and

           (C) all claims, assessments, or levies required to be paid by the Borrower or any of its Subsidiaries or ERISA Affiliates pursuant to any Pension Plan or Multiemployer Plan or any agreement, contract, law, ordinance or governmental rule or regulation governing or relating to any such plan;

provided, that the taxes, assessments, claims, charges and levies described
- --------
in Section 9.2(A) and (B) need not be paid while being diligently contested in good faith and by appropriate proceedings so long as (i) adequate book reserves have been established with respect thereto in accordance with GAAP and (ii) neither the Borrower's nor any Subsidiary's title to and right to use its Property is materially or adversely affected by such non-payment. The Borrower will timely file, and will cause its Subsidiaries to file, all tax returns required to be filed in connection with the payment of taxes required by this Section 9.2.

     9.3.  Maintenance of Properties and Corporate Existence.  The
           -------------------------------------------------
Borrower will, and will cause each of its Subsidiaries to:

           (A) maintain their respective Properties in good condition, reasonable wear and tear excepted, and make all necessary renewals, repairs, replacements, additions, betterments, and improvements thereto;

           (B) keep books of records and accounts in which full and correct entries will be made of all their respective business transactions and will reflect in their financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP at the time in effect and consistently applied;

           (C) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and powers and franchises including, without limitation thereof, any necessary qualification or licensing in any foreign jurisdiction;

           (D) comply, in all material respects, with all applicable statutes, regulations, franchises, and Orders of, and all applicable restrictions imposed by, any Governmental Body, in respect of the conduct of its business and the ownership of its Properties (including, without limitation, applicable statutes, rules, ordinances, regulations and Orders relating to Environmental Laws); and

           (E) keep any Property owned or operated by them free of contamination from Hazardous Materials and any other potentially harmful chemical or physical conditions that has or is likely to have a Material Adverse Effect. So long as any Notes are outstanding, if the Borrower or any of its Subsidiaries receives notice or becomes aware of any Environmental Matter or contamination with Hazardous Materials that relates to any of them or their respective Properties that has or could reasonably be expected to have a Material Adverse Effect, then the Borrower shall promptly (and in any event within 5 Business Days of the earlier of their receipt of notice or their becoming so aware) provide written notice thereof to each holder of Notes and, upon written request from the Majority Holders, shall provide all holders of Notes with such reports, certificates, engineering studies or other written material or data as the Majority Holders may reasonably require so as to satisfy the Majority Holders that the Borrower and its Subsidiaries are in compliance with their obligations under this Agreement. In addition, upon the occurrence of such an event, the Majority Holders shall have the right to employ, or to require the Borrower or any of its Subsidiaries at their expense to employ, a qualified environmental consultant acceptable to such holders to conduct an environmental review, audit, assessment or report concerning the Borrower's and its Subsidiaries' affected operations and affected Property. The Borrower agrees to cooperate fully with such consultant in any such audits, including, without limitation, by providing such access to the Borrower's and its Subsidiaries' books, records, Properties, employees and agents and by furnishing such written and oral information as such consultant may reasonably request in connection with any such audits.

     9.4.  Insurance.  The Borrower will, and will cause each of its
           ---------
Subsidiaries, to maintain with financially sound insurers of nationally recognized stature and responsibility, insurance of such a nature, with such terms and amounts as is customary in the case of corporations of established reputations engaged in the same or similar businesses and similarly-situated, provided that such insurance coverage is available at reasonable cost.

     9.5.  Further Assurances.  The Borrower covenants that, so long as
           ------------------
you shall hold any of the Notes, it shall cooperate with you and execute such further instruments and documents as you shall reasonably request to carry out to your satisfaction the transactions contemplated by this Agreement.

     9.6.  Maintenance of Consolidated Adjusted Net Worth.  The Borrower
           ----------------------------------------------
covenants that it shall maintain Consolidated Adjusted Net Worth at an amount equal to or greater than (i) $125,000,000 plus (ii) 25% of
                                                 ----
cumulative Consolidated Net Earnings for each year from November 1, 1993 through the date of measurement (provided that such amount determined in accordance with this clause (ii) shall in no event be less than zero) and for any interim periods Consolidated Net Earnings shall be determined on the basis of the last available quarterly report.

     9.7.  ERISA Covenant.  During the term of any Note, the Borrower
           --------------
and any of its Subsidiaries and ERISA Affiliates shall continue to meet the representations and warranties of Section 4.20 hereof, provided that any failure to comply with the provisions of Section 4.20 individually or in the aggregate shall not be deemed a breach of this Section 9.7 unless such failure to comply results in a Material Adverse Effect.

     Section 10.  Negative Covenants.  The Borrower covenants and agrees
                  ------------------
that so long as any of the Notes shall be outstanding:

     10.1.  Restrictions on Debt.  The Borrower shall not, and shall not
            --------------------
permit any Subsidiary to, incur, create, assume, guarantee or in any way become liable for, or permit to exist if not permitted to be incurred at the time of such incurrence, any Funded Debt or Debt secured by Liens not permitted under Section 10.2 other than:

           (A)  Funded Debt represented by the Notes;

           (B) Funded Debt of the Borrower and its Subsidiaries existing on the Closing Date, as set forth on Schedule 4.7A attached hereto;

           (C) additional Funded Debt of the Borrower, provided that immediately after giving effect thereto and to the application of the proceeds thereof, the aggregate outstanding principal amount of all outstanding secured and unsecured Funded Debt of the Borrower and its Subsidiaries is not greater than 60% of Consolidated Total Capitalization;

           (D) Funded Debt of Subsidiaries and additional secured Debt of the Borrower (collectively, "Priority Debt"), provided that immediately after giving effect thereto and to the application of the proceeds thereof, (i) the aggregate outstanding principal amount of all Priority Debt incurred pursuant to this subsection (D) shall not exceed 20% of Consolidated Adjusted Net Worth and (ii) the Borrower would be able to incur at least $1 of additional Funded Debt pursuant to subsection (C) of this Section 10.1;

           (E) any extension, renewal, refunding or refinancing of any Funded Debt incurred pursuant to paragraphs (B) and (C) of this
     Section 10.1 if such Funded Debt was permitted at the time of incurrence, provided that (i) such extension, renewal, refunding or
                 --------
     refinancing shall not result in an increase in the aggregate outstanding principal amount of all term facilities constituting a part of such Funded Debt, as in effect on the date of such extension, renewal, refunding or refinancing, (ii) such extension, renewal, refunding or refinancing shall not result in an increase in the aggregate maximum amount borrowed under all revolving credit facilities, seasonal working capital facilities, letter of credit facilities and similar credit facilities constituting a part of such Funded Debt, as in effect on the date of such extension, renewal, refunding or refinancing (provided, further, that with respect to each drawdown in
                  --------  -------
     connection with any such extended, renewed, refunded or refinanced facilities, the Borrower, at the request of the Majority Holders, shall provide each of the Purchasers a certificate of the chief financial officer of the Borrower setting forth the computations evidencing compliance with this Section 10.1(E), after giving effect to such drawdown), and (iii) the terms, provisions and conditions of such extension, renewal, refunding or refinancing, taken as a whole, are not materially more burdensome to the Borrower and its Subsidiaries than those pertaining to the Funded Debt as in effect on the date hereof;

     For purposes of this Section 10.1, any Funded Debt of a corporation outstanding immediately after it becomes a Subsidiary shall be deemed to have been incurred at the time it became a Subsidiary.

     10.2.  Restrictions on Liens.  The Borrower covenants that it will not,
            ---------------------
and will not permit any Subsidiary to, directly or indirectly, create, assume or suffer to exist any Lien to secure

Debt upon any of their respective Properties or assets whether now owned or hereafter acquired, except for:

           (A) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by Section 9.2;

           (B) Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business or incidental to the ownership of Property and not incurred in connection with the incurrence of Debt, only to the extent all such Liens do not in the aggregate (i) materially impair the use of any such Property for the purposes for which such Property is held by the Borrower or by the Borrower and its Subsidiaries taken as a whole, or
     (ii) materially detract from the value of such Property for the purposes of such business;

           (C) Liens (other than any Lien imposed by ERISA, and other than any Lien securing an obligation for the payment of borrowed money) incurred or deposits made in the ordinary course of business in connection with obligations not due or delinquent with respect to workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations;

           (D) any attachment or judgment Lien (including judgment or appeal bonds) which shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or which shall have been discharged within 30 days after the expiration of any such stay, or which is being diligently contested in good faith so long as a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

           (E) zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto (and, with respect to leasehold interests, Liens and other encumbrances that are incurred, created, assumed or permitted to exist on or with respect to the leased property and arise by, through or under or are asserted by a landlord or owner of the leased property, with or without consent of the lessee) which were not incurred in connection with the borrowing of money and which do not in the aggregate materially detract from the value of the Property of the Borrower or any of its Subsidiaries, as the case may be, or impair the use of such

     Property for the purposes for which such Property is held by the Borrower or any such Subsidiary;

           (F)  Liens securing Debt of a Subsidiary to the Borrower;

           (G) Liens (including Liens created pursuant to Capitalized Leases) existing on the date hereof and described in Schedule 4.7A hereto, and any extension, renewal or replacement of any such Lien provided that the principal amount of the Debt secured by such Lien is not increased and the Lien is not extended to other Property;

           (H) Liens (including Liens created pursuant to Capitalized Leases) in respect of Property acquired, constructed or improved by the Borrower or a Subsidiary after the Closing Date, which Liens exist or are created at the time of acquisition or completion of construction or improvement of such Property or within 180 days thereafter, to secure Debt assumed or incurred to finance all or any part of the purchase price or cost of acquisition or construction or improvement of such Property, but any such Lien shall cover only the Property so acquired or constructed and any improvements thereto
     (and any real Property on which such Property is located, if such Property is a building, improvement or fixture), and may not exceed
     (i) the purchase price of such acquisition or the cost of such construction or improvement, or (ii) the Fair Market Value of the Property acquired, constructed or improved;

           (I) any Lien (i) on Property existing at the time of acquisition of such Property, whether or not the Debt secured thereby is assumed by the Borrower or any of its Subsidiaries, and (ii) on Property of a Subsidiary existing at the time it becomes a Subsidiary, and (iii) on Property of a corporation or other entity existing at the time it is merged into or consolidated with the Borrower or any of its Subsidiaries, but any such Lien shall not exceed the Fair Market Value of any such Property; and

           (J)  any Lien on Property not otherwise permitted by this
     Section 10.2 securing Priority Debt permitted by Section 10.1(D).

     In case any asset or property of the Borrower or any Subsidiary is subjected to a Lien in violation of this Section 10.2, the Borrower will make or cause to be made provision whereby the Notes will be secured equally and ratably with all other obligations secured thereby, and in any event the holders of the Notes shall have the benefit, to the full extent that, and with such priority as, such holders may be entitled thereto under applicable law, of an equitable Lien on such asset or property securing the Notes, except where the effect thereof would in any way limit the rights of the holders of Notes under this Agreement or the Other Agreements. Such violation of this Section 10.2 shall constitute an Event of Default whether or not any such provision shall be made as required by this Section 10.2.

     10.3.  Conduct of Business.  Neither the Borrower nor any Subsidiary
            -------------------
will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Borrower and its Subsidiaries on the date of this Agreement.

     10.4.  Transactions with Affiliates.  Except as set forth in
            ----------------------------
Schedule 10.4, the Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange or any property or the rendering of any service), with any Affiliate of the Borrower or such Subsidiary on terms that are less favorable to the Borrower or such Subsidiary, as the case may be, than those that would be obtainable at the time in an arm's length transaction from any Person who is not such an Affiliate.

     10.5.  Mergers, Consolidations and Sales of Assets.  The Borrower will
            -------------------------------------------
not, and will not permit any Subsidiary to (i) consolidate with or be a party to a merger with any other corporation or (ii) sell, lease or otherwise dispose of all or any of the assets of the Borrower and its Subsidiaries, provided, however, that:
              --------  -------

           (A) any Subsidiary may merge or consolidate with or into the Borrower or any Wholly-owned Subsidiary of the Borrower so long as in any merger or consolidation (i) involving the Borrower, the Borrower shall be the surviving or continuing corporation, or (ii) involving any Wholly-owned Subsidiary of the Borrower, such Wholly-owned Subsidiary shall be the surviving or continuing corporation;

           (B) (1) the Borrower may permit any corporation to be consolidated with or merged into the Borrower or the Borrower may consolidate with or merge into any corporation organized in the United States of America if (i) in the event the surviving corporation is not the Borrower, the surviving corporation expressly assumes in writing all obligations of the Borrower under this

     Agreement, the Other Agreements and the Notes, (ii) immediately before and immediately after giving effect to such consolidation or merger, no Default or Event of Default shall have occurred and be continuing, and (iii) immediately after giving effect to such consolidation or merger, the Borrower or the surviving corporation, as the case may be, would be permitted to incur at least $1 of additional Funded Debt under the provisions of Section 10.1(C); and

                (2) the Borrower may permit any Wholly-owned Subsidiary of the Borrower or any other Subsidiary of the Borrower to consolidate with or to merge into any corporation organized in the United States of America so long as in any consolidation or merger (i) involving a Wholly-owned Subsidiary of the Borrower, in the event the surviving corporation is not the Wholly-owned Subsidiary, such surviving corporation immediately thereafter becomes a Wholly-owned Subsidiary of the Borrower, and (ii) involving any other Subsidiary of the Borrower, in the event the surviving corporation is not the Subsidiary, such surviving corporation immediately thereafter becomes a Subsidiary of the Borrower in which the Borrower owns or controls, directly or indirectly, at least that percentage of the outstanding Voting Stock of such surviving corporation that the Borrower owned or controlled, directly or indirectly, of the Subsidiary prior to such consolidation or merger, and in any such case (a) immediately before and immediately after giving effect to such consolidation or merger, no Default or Event of Default shall have occurred and be continuing, and (b) immediately after giving effect to such consolidation or merger, the Borrower would be permitted to incur at least $1 of additional Funded Debt under the provisions of Section 10.1(C);

           (C) the Borrower and any Subsidiary may in the ordinary course of its business sell or otherwise dispose of Inventory owned by the Borrower or such Subsidiary and such other of its assets reasonably deemed obsolete or surplus;

           (D) any Subsidiary may sell, lease or otherwise dispose of all or any part of its assets to the Borrower or any Wholly-owned Subsidiary; and

           (E) the Borrower and its Subsidiaries may sell, lease, transfer or otherwise dispose of assets other than in the ordinary course of business if (i) the book value of such assets when added to the aggregate book value of all other assets sold, leased, transferred or otherwise disposed of by the Borrower and its Subsidiaries other than in the ordinary course of business during the same fiscal year does not exceed 10% of the Consolidated Total Assets of the Borrower and its Subsidiaries determined as of the end of the most recently ended fiscal quarter, (ii) the cumulative aggregate book value of such assets and all other assets of the Borrower and its Subsidiaries (on a consolidated basis) disposed of pursuant to sales, leases, transfers or other dispositions pursuant to this Section 10.5(E) from the Closing Date through the date of such sale, lease, transfer or other disposition would not exceed 25% of Consolidated Total Assets determined as of the end of the most recently ended fiscal quarter preceding each such sale, lease, transfer or other disposition, (iii) immediately before and immediately after giving effect to such sale, lease, transfer or other disposition, no Default or Event of Default shall have occurred and be continuing, and (iv) immediately after giving effect to such sale, lease, transfer or other disposition, the Borrower would be permitted to incur at least $1 of additional Funded Debt pursuant to
     Section 10.1(C);

     provided, however, that any such sale, lease, transfer or other
     --------  -------
     disposition of assets shall be permitted if the Net Proceeds thereof are used (a) within 360 days thereafter to acquire or commit to acquire (subject only to customary contractual cancellation and/or termination provisions and such other contractual contingencies or conditions precedent ordinarily found in contracts to acquire Property) Property of a similar nature and of at least equivalent Fair Market Value, to be used by the Borrower or its Subsidiaries in their respective businesses, or (b) to repay Senior Debt including, without limitation, the payment of principal and interest and any applicable premium (if any) as set forth in this Agreement, on a pro rata basis.

     Notwithstanding anything in this Section 10.5(E) to the contrary the Borrower may sell, lease, transfer or otherwise dispose of any or all of the Welchem Facility to any Person.

     10.6.  Restricted Payments.  The Borrower will not, directly or
            -------------------
indirectly, make any Restricted Payment, unless no Default or Event of Default shall have occurred and be continuing and unless after giving effect to any such action, no Default or Event of Default shall have occurred and be continuing.

     The Borrower will not declare any dividend or other distribution on any shares of its Capital Stock payable more than 90 days after the date of declaration thereof. The Borrower will not permit any of its Subsidiaries (other than Wholly-owned

Subsidiaries) to make any Restricted Payments to any Person other than the Borrower, unless no Default or Event of Default shall have occurred and be continuing.

     10.7.  Limitation on Dividend Restrictions Affecting Subsidiaries.
            ----------------------------------------------------------
The Borrower covenants that, except pursuant to this Agreement and the Other Agreements, it will not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which by its terms restricts the ability of any such Subsidiary to (a) pay dividends or make any other distributions on such Subsidiary's Capital Stock, (b) pay any Debt owed to the Borrower or any other Subsidiary, (c) make any loans or advances to the Borrower or any other Subsidiary or (d) transfer any of its Property or assets to the Borrower or any other Subsidiary.

     Section 11.  Definitions.  For the purpose of this Agreement, the
                  -----------
following terms shall have the following respective meanings:

     "Accountants" has the meaning specified in Section 7.

     "Additional Amount"  has the meaning specified in Section 12.1.

     "Affiliate" means as to any Person any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect,
(i) to vote or direct the voting of 5% or more of the outstanding shares of Voting Stock of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Big Six Accounting Firms" means Arthur Andersen & Co., Coopers & Lybrand, Deloitte & Touche, Ernst & Young, KPMG Peat Marwick and Price Waterhouse and any of their successors.

     "Business Day" means any day except a Saturday, a Sunday or a legal holiday in New York City.

     "Capitalized Lease" means a lease of Property which in accordance with GAAP should be capitalized on the balance sheet of any Person or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

     "Capitalized Lease Obligations" shall mean the aggregate rentals due and to become due under all Capitalized Leases which any Person, as a lessee, would be required to reflect as a liability on the consolidated balance sheet of such Person in accordance with GAAP.

     "Capital Stock" means and includes any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock.

     "Certified" when used with respect to any financial information of any Person to be certified by any of its officers, indicates that such information is to be accompanied by a certificate to the effect that such financial information has been prepared in accordance with GAAP consistently applied, subject in the case of interim financial information to normal year-end audit adjustments and absence of the footnotes required by GAAP, and presents fairly the information contained therein as at the dates and for the periods covered thereby.

     "Change of Control" means any transaction, event or occurrence, or series of transactions, events or occurrences, as a result of which any person or group of related persons (within the meanings of Sections 13(d) and 14(d)(2) of the Exchange Act), acquires more than 50% of the outstanding shares of Voting Stock of the Borrower, provided, that a Change of Control
                                        --------
shall not be deemed to have occurred if 50% or more of the outstanding shares of Voting Stock of the Borrower are acquired by (i) a majority of the Persons constituting the officers of the Borrower as set forth in the Disclosure Document (but in any such case such majority shall include William E. Nasser), or (ii) members of the Janes family listed on
Schedule 3.5B, their representatives or designees or trusts created for their benefit.

     "Change of Control Date" has the meaning specified in Section 3.5.

     "Change of Control Notice" has the meaning specified in Section 3.5.

     "Change of Control Offer" has the meaning specified in Section 3.5.

     "Change of Control Payment Date" has the meaning specified in
Section 3.5.

     "Change of Control Purchase Price" has the meaning specified in
Section 3.5.

     "Closing Date" has the meaning specified in Section 2.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company Reports" has the meaning specified in Section 4.5(a).

     "Confidential Memorandum" has the meaning specified in Section 4.5(a).

     "Consolidated Net Earnings" means, for any period, the net earnings of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in accordance with GAAP; provided that in determining Consolidated Net Earnings there shall be
      --------
excluded (i) any extraordinary or non-recurring gains and losses as determined in accordance with GAAP of the Borrower or its Subsidiaries, and (ii) the equity interest of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

     "Consolidated Adjusted Net Worth" shall mean, as of any date of determination, Consolidated Net Worth plus (a) an amount equal to the sum
                                      ----
of (i) $6,500,000 resulting from the application of Statement of Financial Accounting Standards No. 106 and (ii) the cumulative translation adjustment as reported in the Borrower's regular financial statements, minus (b) goodwill
                                                            -----
and other intangible assets (other than intangible assets in the aggregate amount not to exceed $8,000,000 created by the purchase of patents and technology associated with Sulfa Scrub(TM)) which exceed, in the aggregate, 5% of Consolidated Total Assets, as set forth in the Borrower's consolidated financial statements.

     "Consolidated Net Worth" as of any date of determination shall mean stockholder's equity, including preferred stock and the equity interests in Persons who are not Subsidiaries owned by the Borrower and its Subsidiaries, all as determined as of such date for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "Consolidated Total Assets" means, at any time, the total assets of the Borrower and its Subsidiaries, as determined as of such time on a consolidated basis in accordance with GAAP.

     "Consolidated Total Capitalization" as of any date of determination shall mean the sum of (i) Funded Debt of the Borrower and its Subsidiaries and (ii) Consolidated Adjusted Net Worth, all as determined as of such date for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "Current Liabilities" means all liabilities maturing on demand or within one year from the date as of which such liabilities are to be determined, and such other liabilities (including, without limitation, accrued taxes) as may properly be classified as current liabilities in accordance with GAAP, but excluding the currently payable portion of any Debt not maturing on demand or within one year from the date as of which such liabilities are to be determined.

     "Debt" with respect to any Person means, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) any obligation incurred for all or any part of the purchase price of Property or services, other than accounts payable and accrued expenses included in current liabilities and incurred in respect of Property or services purchased in the ordinary course of business and other than accounts whose terms expressly provide for payment within 24 months, provided, that such accounts are not outstanding for a period
                  --------
in excess of 24 months (iii) indebtedness or obligations evidenced by bonds, notes or similar written instruments, (iv) the amount of all unreimbursed drafts drawn under letters of credit issued for the account of such Person,
(v) any obligation (whether or not such Person has assumed or become liable for the payment of such obligation) secured by a Lien on any Property of such Person, (vii) all Guarantees of the obligations of any other Person of the type, without duplication, described in clauses (i) through (x) of this definition (including, without limitation, any contract which, in economic effect, is substantially equivalent to a Guarantee), (viii) any contract to purchase materials or supplies or to rent or lease any real or personal Property to the extent such contract provides that the Person's obligation to make payments in respect thereof is absolute and unconditional, (ix) any contract entered into primarily for the purpose of enabling a party (other than such Person) to such contract to maintain any contractually required balance sheet conditions or pay any debt and (x) any contract for goods or services where the payments to such Person by a party (other than such Person) to such contract would be subordinated to any Debt of such party; provided
                                                                  --------
that "Debt" shall not include (a) any of the foregoing obligations with respect to the Borrower or any Subsidiary to the extent that the Borrower or any Subsidiary is the beneficiary of such obligations or (b) any unfunded obligations now or hereafter existing under any Pension Plan of the Borrower.

     "Default" means any event or condition which, with due notice or lapse of time or both, would become an Event of Default.

     "Disclosure Document" means the annual report of the Borrower filed on Form 10-K with the SEC, dated October 31, 1992.

     "Eligible Holder" has the meaning specified in Section 7.

     "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act, the Resource

Conservation and Recovery Act, the Emergency Planning and Community Right to Know Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Clean Air Act, the Clean Water Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Noise Control Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, any so-called "Superfund" or "Superlien" law, any regulation promulgated under any of the foregoing or any other Federal, state, or local statute, law, ordinance, code, rule, regulation, order, decree, common law or other requirement of any Governmental Body regulating, relating to or imposing liability or standards of conduct concerning the environment, health and safety, or any Hazardous Material, all as now or at any time hereafter may be in effect.

     "Environmental Matter" means any claim, investigation, litigation, administrative proceeding, whether pending or, to the knowledge of the Borrower, threatened, or judgment or Order, relating to any Hazardous Materials, the release thereof, or any Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

     "ERISA Affiliate" means any corporation or other Person which is a member of the same controlled group (within the meaning of Section 414(b) of the Code) of corporations or other Persons as the Borrower or any of its Subsidiaries, or which is under common control (within the meaning of Section 414(c) of the Code) with the Borrower or any of its Subsidiaries, or any corporation or other Person which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with the Borrower or any of its Subsidiaries, or any corporation or other Person which is required to be aggregated with the Borrower or any of its Subsidiaries pursuant to
Section 414(o) of the Code or the regulations promulgated thereunder.

     "Event of Default" has the meaning specified in Section 12.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar statute.

     "Fair Market Value" means what a willing buyer would pay to a willing seller in an arm's-length transaction.

     "Funded Debt" shall mean all Debt which would constitute long term debt in accordance with GAAP, and shall include, in any event, (i) all Debt of a Person having a final maturity of more than one year from the date of incurrence thereof (or which is renewable or extendible at the option of the obligor for a period or periods of more than one year from the date of incurrence), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not included in Current Liabilities,
(ii) Capitalized Lease Obligations, and (iii) in the case of Guarantees, all Guarantees of obligations constituting Debt maturing more than one year after the date as of which the computation is made; provided that Funded Debt shall
                                              --------
not be deemed to include any Debt incurred and outstanding under a working capital line of credit or revolving credit agreement or similar agreement providing for borrowed money (including any renewals and extensions thereof) which pursuant to its terms constitutes Debt in accordance with GAAP which outstanding principal amount is reduced to zero for a period of not less than 30 consecutive days during the preceding 12 consecutive calendar months from the date of determination.

     "GAAP" means generally accepted accounting principles in the United States in effect from time to time.

     "Governmental Body" means any federal, state, county, city, town, village, municipal or other governmental department, commission, board, bureau, agency, authority or instrumentality, domestic or foreign.

     "Guarantee" means any guarantee or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect, with respect to, without duplication, any Debt of another Person, through an agreement or otherwise, including, without limitation,
(a) any other endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of such Debt and (b) any agreement (i) to purchase, or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease Property, products, materials or supplies, or transportation or services, to enable such other Person to pay such Debt or to assure the owner thereof against loss regardless of the delivery or nondelivery of the
Property, products, materials or supplies or transportation or services or
(iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person to enable such Person to satisfy any Debt (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation (provided, however, that for purposes of this Agreement, any agreement or other
 --------  -------
obligation to (i) fund, directly or indirectly, activities related to research and development or (ii) make an equity investment in another Person in exchange for an equity interest, including, without limitation, in the case where the investment is being used by such other Person to retire any pre-existing debt, shall be excluded from this definition in all respects).
The amount of any Guarantee shall be equal to the outstanding amount of the obligations directly or indirectly guaranteed.

     "Hazardous Material" and "Hazardous Materials" shall mean as follows:

     (1) any "hazardous substance" as defined in, or for purposes of, the Comprehensive Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. Sections 9601 &
          9602, as may be amended from time to time, or any other so-called "superfund" or "superlien" law and any judicial interpretation of any of the foregoing;

     (2)       any "regulated substance" as defined pursuant to 40 C.F.R.
          Part 280;

     (3)       any "pollutant or contaminant" as defined in 42 U.S.C.A.
          Section 9601(33);

     (4) any "hazardous waste" as defined in, or for purposes of, the Resource Conservation and Recovery Act;

     (5)       any "hazardous chemical" as defined in 29 C.F.R. Part 1910;

     (6) any "hazardous material" as defined in, or for purposes of, the Hazardous Materials Transportation Act; and

     (7) any other substance, regardless of physical form, or form of energy or pathogenic agent that is subject to any other past, present or future law or requirement of any Governmental Body regulating, relating to, or imposing obligations, liability, or standards of conduct concerning the protection of human health, plant life, animal life, natural resources, Property or the reasonable enjoyment of life or Property from the presence in the environment of any solid, liquid, gas, odor, pathogen or form of energy, from whatever source.

     Without limiting the generality of the foregoing, the term "Hazardous Material" thus includes, but is not limited to, any material, waste or substance that contains petroleum or any fraction thereof, asbestos, or polychlorinated biphenyls, or that is flammable, explosive or radioactive.

     "Internal Revenue Service" means the United States Internal Revenue Service and any successor or similar agency performing similar functions.

     "Inventory" means all goods, merchandise and other personal Property which are held for sale or lease or consignment or to be furnished under a contract of service, or are raw materials, work in process or material used or consumed, or to be used or consumed, in the business of the Borrower and its Subsidiaries.

     "Investment" when used with reference to any investment of the Borrower or any of its Subsidiaries, means any investment so classified under GAAP, and, whether or not so classified, includes (a) any loan or advance made by the Borrower or any of its Subsidiaries to any other Person, (b) any Guarantee, and (c) any Capital Stock of, partnership interest in, or other ownership or similar interest in any Person; and the amount of any Investment shall be the original principal or capital amount thereof less all cash returns of principal or equity thereof (and without adjustment by reason of the financial condition of such other Person).

     "Lien" means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, conditional sale or title retention agreement, lessor's interest under a Capitalized Lease or analogous instrument, in, of or on any of a Person's Property (whether held on the date hereof or hereafter acquired), or any signed or filed financing statement which names such Person as the debtor, or the execution of any security agreement or the like authorizing any other Person as the secured party thereunder to file such a financing statement.

     "Majority Holders" means the holders of at least a majority in principal amount of the Notes at the applicable time outstanding.

     "Make Whole Premium" means at any time with respect to any Notes being prepaid in whole or in part pursuant to Section 3.3 or being declared or becoming due and payable pursuant to Section 12.1, the amount (but not less than zero) obtained by subtracting (X) the aggregate amount of the principal of such Notes being prepaid or paid or being declared or becoming due and payable on such date (as the case may be) together with unpaid interest accrued thereon to the date of such prepayment or payment, from
(y) the sum of the Present Values of (A) the aggregate amount of such principal being so prepaid or paid or being declared or becoming due and payable (assuming such principal were paid as scheduled in Section 3.1) plus
                                                                        ----
(B) each amount of interest which would have been payable on the amount of such principal being prepaid or paid (assuming all principal were paid as specified in the foregoing clause (A) and all interest thereon were paid when due pursuant to the terms of such Notes). "Present Value", for any amount of principal or
                              -------------
interest, shall be computed in accordance with accepted financial practice on a semiannual basis at a discount rate equal to the sum of 50 basis points plus the Treasury Yield. The "Treasury Yield" shall be determined by reference
                              --------------
to the most recent Federal Reserve Statistical Release H.15 (519) which has become available not more than two days prior to the date of prepayment or payment or the date as of which such principal becomes or is declared due and payable, as the case may be (or, if such Statistical Release is no longer published, any publicly available source of similar market data acceptable to the Majority Holders), and shall be the most recent yield on actively traded United States Treasury securities adjusted to a constant maturity equal to the then remaining Weighted Average Life to Maturity of the principal being prepaid or paid or becoming or being declared due and payable, as the case may be. If the Weighted Average Life to Maturity (so computed) is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of United States Treasury securities for which such yields are given, except that if the Weighted Average Life to Maturity (so computed) is less than one year, the yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Material Adverse Effect" means any change or changes or effect or effects that individually or in the aggregate are or are likely, in the reasonable opinion of the Borrower, to be materially adverse to (i) the assets, liabilities, business, operations, income, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or, except with respect to Section 9.3(E), any of the Borrower or the Significant Subsidiaries taken individually, (ii) the transactions contemplated by this Agreement, or (iii) taken as a whole, the ability of the borrower to fulfill its obligations under this Agreement and the Notes.

     "Material Contracts" means all supply agreements, requirements contracts, customer agreements, franchise agreements, license agreements, distribution agreements, joint venture agreements, asset purchase agreements, stock purchase agreements, merger agreements, agency or advertising agreements and other contracts, agreements and commitments to which the Borrower or any of its Subsidiaries are parties, and which are material to the businesses, assets or operations of the Borrower and its Subsidiaries, taken as a whole.

     "Multiemployer Plan" means a multiemployer plan as defined in
Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code contributed to by the Borrower or any of its Subsidiaries or ERISA Affiliates.

     "Net Proceeds" shall mean, with respect to any sale or other disposition of Property of the Borrower or any of its Subsidiaries (including in connection with any sale-leaseback transaction), the excess, if any, of (i) the aggregate amount received in cash (including any cash received or to be received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such sale or other disposition, over
(ii) the sum of (A) the principal amount of and premium, if any, on any Debt which is secured by or which finances the Property so sold or otherwise disposed of (except for any amount of such Debt assumed by the purchaser or acquiror of such Property) and which is required to be, and actually is, repaid in connection with such sale or other disposition, (B) out-of-pocket expenses of the Borrower or any Subsidiary incurred in connection with such sale or other disposition and (C) a reasonable reserve for all additional taxes, including taxes measured by income, arising out of such sale or other disposition which are estimated to be or become due for the Borrower and its consolidated Subsidiaries on a consolidated basis which would not otherwise be payable had such sale or other disposition not occurred.

     "Note" has the meaning specified in Section 1.

     "Officer's Certificate" means with respect to any corporation, a certificate signed by the Chairman of the Board, the President, one of the Vice Presidents, the Treasurer, or the chief financial officer of the specified corporation.

     "Order" means any order, writ, injunction, decree, judgment, award, determination or written direction or demand of any court, arbitrator or Governmental Body.

     "Other Agreements" shall mean the agreements which are identical in all respects with this Agreement (except for the respective principal amounts of the Notes to be purchased) and executed and delivered to the other Purchasers named in Schedule I hereto simultaneously with the execution and delivery of this Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation, and any successor agency or Governmental Body performing similar functions.

     "Pension Plan" means an employee pension benefit plan, as defined in Section 3(2) of ERISA, excluding any Multiemployer Plans, maintained by or contributed to by the Borrower or any of its Subsidiaries or ERISA Affiliates.

     "Permitted Lien" means any of the Liens referred to in subsections
(A) through (L), inclusive, of Section 10.2.

     "Person" means and includes an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     "Plan" and "Plans" means any employee benefit plan as defined in
Section 3(3) of ERISA, excluding a Multiemployer Plan, established or maintained for the benefit of employees of the Borrower or any of its Subsidiaries or ERISA Affiliates.

     "Priority Debt" has the meaning specified in Section 10.1(D).

     "Property" with respect to any Person, means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible, of such Person.

     "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder for which the 30-day notice requirement applies.

     "Restricted Payment" means, with respect to any Person,

           (a) the declaration or payment of any dividend or other distribution on, or the incurrence of any liability to make any other payment in respect of, Capital Stock of such Person (other than one payable solely in Capital Stock of such Person),

           (b) any payment or distribution on account of the purchase, redemption, defeasance (including in-substance or legal defeasance) or other retirement of any Capital Stock of such Person, or of any warrant, option or other right to acquire such Capital Stock, or any other payment or distribution made in respect thereof, except any payment or distribution on account of the purchase, redemption or other retirement of Capital Stock of such Person out of the net cash proceeds received by such Person after the Closing Date from a substantially concurrent sale of other Capital Stock of such Person or warrants, options, or other rights to acquire such Capital Stock, and

           (c) any payment or distribution by such Person on account of the principal of or prepayment charge, if any, or interest or other amounts, with respect to any Debt of the Borrower or any Subsidiary which is subordinated in right of payment to the prior payment of the Notes.

The amount of any Restricted Payment made in the form of Property shall be deemed to be the greater of the Fair Market Value or the net book value of such Property.

     "SEC" means the Securities and Exchange Commission and any succeeding agency, authority, commission or Governmental Body.

     "Securities Act" means as of any date the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar Federal statute.

     "Senior Debt" means all Debt which is not Subordinated Debt.

     "Significant Subsidiary" means Petrolite Limited and Petrolite International Sales Corp. and any other Subsidiary of the Borrower from time to time deemed a "Significant Subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the Securities Act.

     "Subordinated Debt" on any date means Debt of the Borrower or its Subsidiaries, whether outstanding on the Closing Date or thereafter created, incurred or assumed which is subordinated in right of payment to the obligations represented by this Agreement, the Other Agreements and the Notes.

     "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding Voting Stock is at the time directly or indirectly owned or controlled by such Person or by one or more of any entities directly or indirectly owned or controlled by such Person.

     "Unsecured Senior Debt" means all Debt of the Borrower, including trade debt, which is not secured by any Lien and which is not, by its terms, subordinated in right of payment to any other unsecured Debt of the Borrower.

     "Voting Stock" with respect to any Person shall mean Capital Stock of such Person of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Board of Directors (or Persons performing similar functions) of such Person.

     "Weighted Average Life to Maturity" means, with respect to any Debt, as at any time of determination, the number of years obtained by dividing the then Remaining Dollar-years of such Debt by the then outstanding principal balance of such Debt (before giving effect to any prepayment to be made at the time of such determination). For such purposes, the "Remaining Dollar-years" of any Debt shall be determined by (1) multiplying
 ----------------------
(a) the amount of each required payment of principal of such Debt (including each required installment payment or mandatory prepayment thereof, if any, and payment of the principal balance thereof at final maturity, but assuming no optional prepayments thereof are made) by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between the time of determination and the date the respective required payment or mandatory prepayment of principal is due, and (2) adding all of the products so obtained.

     "Welchem Facility" shall mean the Welchem Bayport manufacturing plant in La Porte, Texas, and all associated real property, machinery and equipment located at such manufacturing plant.

     "Wholly-owned Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person all of the shares of Capital Stock or other ownership interests (and all rights and options to purchase such shares or other ownership interests) of or in which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person or one or more Wholly-owned Subsidiaries of such Person.

           (B)  Accounting Terms.  All accounting terms used in this
                ----------------
Agreement shall be applied on a consolidated basis for the Borrower and its Subsidiaries, unless otherwise specifically indicated herein. Any accounting terms not specifically defined herein shall have the meanings customarily given them in accordance with GAAP.

     Section 12.  Events of Default.
                  -----------------

     12.1.  Events of Default; Remedies.  If any of the following events
            ---------------------------
(herein called "Events of Default") shall have occurred and be continuing
                -----------------
(whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or by operation of law or otherwise), that is to say:

           (A) the Borrower shall default in the due and punctual payment or prepayment of all or any part of the principal of, or prepayment charge (if any) on, any Note when and as the same shall become due and payable, whether at stated maturity, by acceleration, by notice of prepayment or otherwise;

           (B) the Borrower shall default in the due and punctual payment or prepayment of any interest on any Note when and as such interest shall become due and payable, and such default shall continue for a period of five Business Days;

           (C) the Borrower shall default in the performance or observance of any of the covenants, agreements or conditions contained in Sections
9.6 or 10 of this Agreement;

           (D) the Borrower shall default in the performance or observance of any other of the covenants, agreements or conditions contained in this Agreement and such default shall continue for a period of 30 days;

           (E) any event shall occur or any condition shall exist in respect of any Debt of the Borrower or its Subsidiaries in an aggregate principal amount in excess of $3,000,000, or under any agreement or document securing or relating to any such Debt, the effect of which is to cause the acceleration of the maturity of such Debt, or any default shall occur in the payment when due of all or any portion of such Debt, whether at the final maturity thereof (as renewed or extended if such Debt shall have been renewed or extended) or otherwise and any applicable grace period shall have expired;

           (F)  the Borrower or any of its Significant Subsidiaries shall
(1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (2) be generally unable to pay its debts as such debts become due, (3) make a general assignment for the benefit of its creditors, (4) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (5) file a petition seeking to take advantage of any other law providing for the relief of debtors, (6) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such Bankruptcy Code, (7) admit in writing its inability to pay its debts generally as such debts become due, (8) take any action under the laws of its jurisdiction of organization analogous to any of the foregoing, or
(9) take any requisite action for the purpose of effecting any of the foregoing;

           (G) a proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Significant Subsidiaries in any court of competent jurisdiction, seeking (1) the liquidation, reorganization, dissolution, winding up of the Borrower or any of such Significant Subsidiaries or composition or readjustment of the Debt of any of them, (2) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or any of its Significant Subsidiaries or of all of any substantial part of assets of any of them, or (3) similar relief in respect of the Borrower or any of its Significant Subsidiaries under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 30 days; or an order for relief shall be entered in an involuntary case under such Bankruptcy Code, against the Borrower or any of its Significant Subsidiaries; or action under the laws of the jurisdiction of organization of any of the Borrower or any of its Significant Subsidiaries analogous to any of the foregoing shall be taken with respect to any of the Borrower or any such Significant Subsidiaries and shall continue undismissed, or unstayed and in effect, for a period of 30 days;

           (H) final judgment for the payment of money shall be rendered by a court of competent jurisdiction against the Borrower or any of its Subsidiaries, and the Borrower or such Subsidiary, as the case may be, shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, within 45 days from the date of entry thereof and within said period of 45 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such judgment shall exceed $1,000,000 or such judgment together with all other such judgments shall exceed in the aggregate $5,000,000;

           (I) any representation, warranty or statement made by or on behalf of the Borrower or any officer of the Borrower in this Agreement or in any financial statement, certificate or other instrument or document now or hereafter delivered pursuant to or in connection with any provision of this Agreement shall prove to be false or incorrect or breached in any material respect on the date as of which made; or

           (J) any Reportable Event shall occur which could constitute grounds for termination by the PBGC of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan and such Reportable Event is not corrected and such determination is not revoked within thirty (30) days after the administrator of any Plan
(if the Borrower or any of its Subsidiaries or ERISA Affiliates is the administrator) or the Borrower or any of its Subsidiaries or ERISA Affiliates, as the case may be, has knowledge, or has reason to have knowledge, thereof; or any proceedings shall be instituted by the PBGC to terminate any Plan or to appoint a trustee to administer any Plan; or a trustee shall be appointed by the appropriate United States District Court to administer any Plan; or any Plan shall be terminated by its sponsor; or there shall occur a complete or partial withdrawal from any Multiemployer Plan by the Borrower or any of its Subsidiaries or ERISA Affiliates (including any transaction described in, and meeting the requirements of, Section 4204 of ERISA); where in any such case the aggregate unfunded liability of the Borrower and its Subsidiaries and ERISA Affiliates for all such terminations or withdrawals exceeds or is reasonably likely to exceed $3,000,000;

then (i) upon the occurrence of any Event of Default described in Subsection
(F) or (G), the unpaid principal amount of all Notes, together with the interest accrued thereon, and, to the extent lawful, an amount equal to the applicable Additional Amount, shall automatically become immediately due and payable, without presentment, demand, notice, declaration, protest or other requirements of any kind, all of which are hereby expressly waived, or (ii) upon the occurrence of any other Event of Default, the holders of at least 50% of the unpaid principal amount of the Notes at the time outstanding may, by written notice to the Borrower, declare the unpaid principal amount of all Notes to be, and the same shall forthwith become, immediately due and payable, together with the interest accrued thereon and, to the extent lawful, the applicable Additional Amount, all without presentment, demand, notice, protest or other requirements of any kind, all of which are hereby expressly waived, provided that, during the
                                          --------
existence of an Event of Default described in Subsection (A) or (B) with respect to any Note, the holder of such Note may, by written notice to the Borrower, declare such Note to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon and, to the extent lawful, an amount equal to the applicable Additional Amount, all without presentment, demand, notice, protest or other requirements of any kind, all of which are hereby expressly waived. If any holder of any Note shall exercise the option specified in the proviso to the preceding sentence, the Borrower will forthwith give written notice thereof to the holders of all other outstanding Notes and each such holder may (whether or not such notice is given or received), by written notice to the Borrower, declare the principal of all Notes held by it to be, and the same shall forthwith become, immediately due and payable, together with the interest accrued thereon and, to the extent lawful, an amount equal to the applicable Additional Amount.

           For purposes of this Section, the term "Additional Amount" means, with respect to any declaration of acceleration, or other acceleration, of the maturity of any Note or Notes referred to in the preceding paragraph, an amount equal to the applicable Make Whole Premium.

           The provisions of this Section 12.1 are subject, however, to the condition that if, at any time after any Note shall have so become due and payable, the Borrower shall pay all arrears of interest on the Notes and all payments on account of the principal of and, to the extent permitted by law, prepayment charge (if any) on the Notes which shall have become due otherwise than by acceleration (with interest on all such overdue principal and prepayment charge, if any, and, to the extent permitted by law, on overdue payments of interest, at the applicable rate per annum provided for in the Notes or this Agreement in respect of overdue amounts of principal, prepayment charge and interest), and all Events of Default (other than nonpayment of principal of, prepayment charge (if any) and accrued interest on the Notes, due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 15.2, then, and in every such case, the Majority Holders, by written notice to the Borrower, may rescind and annul any such acceleration and its consequences with respect to the Notes; but no such action shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

     12.2.  Suits for Enforcement.  If any Event of Default shall have
            ---------------------
occurred and be continuing, the holder of any Note may proceed to protect and enforce its rights, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, or the holder of any Note may proceed to enforce the payment of all sums due upon such Note or to enforce any other legal or equitable right of the holders of such Note.

     The Borrower covenants that, if it shall default in the making of any payment of principal of, or interest or prepayment charge on, any Note or in the performance or observance of any agreement contained in this Agreement, it will pay to the holder thereof such further amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing such holder's rights, including reasonable counsel fees.

     12.3.  Remedies Cumulative.  No remedy herein conferred upon you or the
            -------------------
holder of any Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     12.4.  Remedies Not Waived.  No course of dealing between the Borrower
            -------------------
and you or any other holder of any Note and no delay or failure in exercising any rights hereunder or under any Note in respect thereof shall operate as a waiver of any of your rights or the rights of any holder of such Note.

     Section 13.  Registration, Exchange, and Transfer of Notes.  The
                  ---------------------------------------------
Borrower will keep at its principal executive office a register, in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), the Borrower will provide for the registration and transfer of Notes. Whenever any Note or Notes shall be surrendered either at the principal executive office of the Borrower, or at the place of payment named in the Note, for transfer or exchange, accompanied (if so required by the Borrower) by a written instrument of transfer in form reasonably satisfactory to the Borrower duly executed by the holder thereof or by such holder's attorney duly authorized in writing, the Borrower will execute and deliver in exchange therefor a new Note or Notes in such denominations (any such Note shall be in multiples of $100,000 but the principal amount of any such Note shall in no event be less than $500,000) as may be requested by such holder, of like tenor and in the same aggregate unpaid principal amount as the aggregate unpaid principal amount of the Note or Notes so surrendered. Any Note issued in exchange for any other Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Any transfer tax or governmental charge relating to such transaction shall be paid by the holder requesting the exchange. The Borrower and any of its agents may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of the principal of, prepayment charge (if any) and interest and other amounts on such Note and for all other purposes whatsoever, whether or not such Note be overdue.

     Section 14.  Lost, Stolen, Damaged and Destroyed Notes.  At the request
                  -----------------------------------------
of any holder of any Note, the Borrower will issue and deliver at its expense, in replacement of any Note or Notes lost, stolen, damaged or destroyed, upon surrender thereof, if mutilated, a new Note or Notes in the same aggregate unpaid principal amount, and otherwise of the same tenor, as the Note or Notes so lost, stolen, damaged or destroyed, duly executed by the Borrower. The Borrower may condition the replacement of a Note or Notes reported by the holder thereof as lost, stolen, damaged or destroyed, upon the receipt from such holder of an indemnity or security reasonably satisfactory to the Borrower; provided, that if such holder shall be you or
                              --------
your nominee or another Eligible Holder or its nominee, your or such Eligible Holder's unsecured agreement of indemnity shall be sufficient for purposes of this Section.

     Section 15.  Miscellaneous.
                  -------------

     15.1.  Home Office Payment.  Notwithstanding anything to the contrary in
            -------------------
this Agreement or in the Notes, the Borrower agrees that, so long as you or any nominee designated by you or any Eligible Holder shall hold any Notes, the Borrower shall cause all payments of principal, prepayment charge (if any) and interest on the Notes to be made, without presentment thereof, to you in the manner and to the address specified in Schedule I hereto, or in such other manner or to such other address as you or any Eligible Holder may designate in writing. You agree that prior to the sale, transfer or disposition of any Note you will make a notation thereon of the portion of the principal amount paid or prepaid and the date to which interest has been paid thereon or surrender the same in exchange for a new Note or Notes of the same series, of the same tenor and of authorized denominations in principal amount equal to the unpaid principal amount of the Note or Notes so surrendered, duly executed by the Borrower. Notwithstanding anything herein to the contrary, the Borrower shall not, as a condition of payment of all of the principal of, Make-Whole Premium (if any) and interest on any Notes, require you or any Eligible Holder, upon receipt of such payment in full, to surrender such Notes, provided, however, that upon receipt of such payment
                      -----------------
in full by you or any Eligible Holder, such Notes held by you or any Eligible Holder shall be deemed to be automatically cancelled, without any further action on the part of the Borrower or you or any Eligible Holder. The Borrower shall enter into an agreement similar to that contained in this Section with any other English Holder (or nominee thereof).

     15.2.  Amendment and Waiver.
            --------------------

           (A) Any term, covenant agreement or condition of this Agreement or of the Notes may, with the consent of the Borrower be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Majority Holders, except that

              (1) no such amendment or waiver shall (a) reduce the principal of, or the rate of interest on, any of the Notes, (b) extend the time of payment of all or any portion of the principal of or interest on or any prepayment charge payable with respect to any of the Notes,
     (c) modify any of the provisions of this Agreement or of the Notes with respect to the payment or prepayment of the principal thereof or prepayment charge or interest thereon, (d) reduce the percentage of Notes required with respect to any such amendment or to effectuate any such waiver, or (e) modify any provision of this Section, without in each case the specific prior written consent of the holders of all of the Notes at the time outstanding; and

              (2) no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

           (B)  Any amendment or waiver pursuant to Subsection (A) of this
Section 15.2 shall apply equally to all holders of the Notes at the time outstanding and shall be binding upon them, upon each future holder of any Note, and upon the Borrower, in each case whether or not a notation thereof shall have been placed on any Note.

           (C)  Notwithstanding any other provision contained in this Section
15.2 or elsewhere in this Agreement to the contrary, Notes which at any time are held by the Borrower or by any Subsidiary or Affiliate of the Borrower shall not be deemed outstanding for purposes of any vote, consent, approval, waiver or other action required or permitted to be taken by the holders of Notes, or by any of them, under the provisions of this Section
15.2 or Section 12 of this Agreement, and neither the Borrower nor any such Subsidiary or Affiliate shall be entitled to exercise any right as a holder of Notes with respect to any such vote, consent, approval or waiver or to take or participate in taking any such action at any time.

           (D) So long as any Notes remain outstanding, the Borrower will not solicit, request or negotiate for or with respect to any proposed consent with respect to, or waiver or amendment of, any of the provisions of this Agreement, the Other Agreements or the Notes unless each holder of Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Borrower and shall be afforded the opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any amendment, waiver or consent with respect to any of the terms and provisions of this Agreement, the Other Agreements or the Notes unless such remuneration is currently paid, on the same terms, ratably to the holders of all Notes then outstanding.

     15.3.  Expenses.  The Borrower agrees, whether or not the transactions
            --------
hereby contemplated shall be consummated, to pay and save you harmless against any and all liability for the payment of all reasonable out-of-pocket expenses arising in connection with this Agreement and the other instruments and the transactions hereby contemplated, including without limitation all such expenses incurred with respect to the enforcement of any provision of any such agreement or instrument, any proposed consents, amendments or waivers (whether or not the same shall be signed or shall become effective) under or in respect of any such agreement or instrument, any workout or restructuring of the Debt or capital structure of the Borrower (whether or not the same shall be consummated or shall become effective) and the consideration of any legal questions relevant thereto, all expenses incurred in connection with the reproduction of such agreements and instruments and all stamp and other similar taxes (together in each case with interest and penalties, if any) which may be payable in respect of the execution and delivery of such agreement or instruments, or the issuance, delivery or acquisition by you of any Note or otherwise pursuant to this Agreement, and expenses incurred in obtaining a private placement number from Standard & Poor's Corporation, and the fees and disbursements of Sonnenschein Nath & Rosenthal and of any special or local counsel in connection with preparation of such agreements and instruments and the transactions hereby and thereby contemplated (including, without limitation, in connection with any such enforcement, consent, amendment, waiver, workout, restructuring or consideration of legal questions), and the fees and disbursements of the Accountants. The obligations of the Borrower under this
Section 15.3 shall survive the payment or transfer of any Note, the enforcement of any provision hereof or thereof, any such amendments or waivers and any such consideration of legal questions.

     15.4.  Survival of Representations and Warranties.  All representations
            ------------------------------------------
and warranties contained herein or made in writing by or on behalf of any party to this Agreement or otherwise in connection herewith, shall (i) survive the execution and delivery of this Agreement and the delivery of the Notes to you and shall continue in effect as long as any of the Notes is outstanding and thereafter as provided in Section 15.3, and (ii) be deemed to be material and to have been relied upon by you, regardless of any investigation made by you or on your behalf.

     15.5.  Successors and Assigns.  All representations, warranties,
            ----------------------
covenants and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, except that you shall not be obligated to purchase any Note from any issuer other than the Borrower. The provisions of this Agreement are intended to be for the benefit of all holders, from time to time, of any Notes purchased pursuant hereto, and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights under this Agreement has been made by you or your successor or assign.

     15.6.  Notices.  All communications provided for hereunder shall be in
            -------
writing and delivered by hand, by Federal Express or other overnight courier, or sent by first class mail or sent by telex or telecopy (with such telex or telecopy to be confirmed promptly in writing sent by first class mail), sent

            (i) if to you, to the address or telex or telecopy number set forth by you for such communications on Schedule I hereto, or to such other address or telex or telecopy number as you may have designated to the Borrower in writing;

            (ii) if to any other holder of any Notes, to the address or telex or telecopy number (if any) of such holder as set forth in the register maintained pursuant to Section 13; and

            (iii)  if to the Borrower, to

            Petrolite Corporation
            369 Marshall Avenue
            St. Louis, Missouri 63119
            Attention:  Chief Financial Officer
            Telephone No.:  (314) 961-3500

     and with copy to:

            Petrolite Corporation
            369 Marshall Avenue
            St. Louis, Missouri 63119;
            Attention:  Secretary
            Telephone No.:  (314) 961-3500

or to such other address or addresses or telex or telecopy number or numbers as the Borrower may most recently have designated in writing to the holders of Notes by such notice. All such communications shall be deemed to have been given or made when so delivered by hand or sent by telex (answer back received) or telecopy, or three Business Days after being so mailed.

     15.7.  GOVERNING LAW.  THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN
            -------------
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     15.8.  Indemnification.  In consideration of the execution and delivery
            ---------------
of this Agreement by you, the Borrower hereby agrees to indemnify, exonerate and hold you and each of your officers, directors, employees and agents (herein called the "Indemnitees")
                    -----------
free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including, without limitation, reasonable counsel fees and disbursements (herein collectively called the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of or relating to:

           (A) any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale of any of the Notes, or

           (B) any Environmental Matter, any Environmental Law or the actual or alleged existence or release of any Hazardous Material,

except for any such Indemnified Liabilities arising on account of any Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of the Borrower under this Section 15.8 shall survive the payment or transfer of any Note and the enforcement of any provision hereof or thereof.

     15.9.  Integration and Severability.  This Agreement embodies the entire
            ----------------------------
agreement and understanding among you and the Borrower, and supersedes all prior agreements and understandings relating to the subject matter hereof.
In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby for such date, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

     15.10.  Counterparts.  This Agreement may be executed in two or more
             ------------
counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

     15.11.  SUBMISSION TO JURISDICTION; WAIVER OF SERVICE AND VENUE.
             -------------------------------------------------------

           (A) THE BORROWER CONSENTS AND AGREES TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTON INSTITUTED THEREIN, AND
- --------------------
AGREES THAT ANY DISPUTE

CONCERNING THE RELATIONSHIP BETWEEN ANY PURCHASER OR ANY HOLDER OF NOTES, ON THE ONE HAND, AND THE BORROWER, ON THE OTHER HAND, OR THE CONDUCT OF ANY PARTY IN CONNECTION WITH THIS AGREEMENT, OR OTHERWISE MAY BE HEARD IN THE COURTS DESCRIBED ABOVE.

           (B) THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 15.6, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS. THE BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID.

           (C) NOTHING IN THIS SECTION 15.11 SHALL AFFECT THE RIGHT OF ANY PURCHASER OR ANY HOLDER OF NOTES TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY PURCHASER OR ANY HOLDER OF NOTES TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

     15.12.  WAIVER OF RIGHT TO TRIAL BY JURY.  THE BORROWER AND THE
             --------------------------------
PURCHASERS HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE BORROWER AND THE PURCHASERS HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     If you are in agreement with the foregoing, Please sign the form of acceptance in the space provided below whereupon this letter shall become a binding agreement between you and the undersigned.

                                         Very truly yours,

                                         PETROLITE CORPORATION

                                         By: /s/ Herbert F. Eggerding, Jr.
                                         ---------------------------------
                                         Its Executive Vice President and
                                         ---------------------------------
                                         Chief Financial Officer
                                         ---------------------------------
Accepted as of the date first
above written:

THE EQUITABLE LIFE ASSURANCE             PROVIDENT MUTUAL LIFE AND
SOCIETY OF THE UNITED STATES             ANNUITY COMPANY OF AMERICA

By: /s/ Basil P. Livanos                 By: /s/ G.C. Lang
- ---------------------------------        ---------------------------------
Its Investment Officer                   Its Vice President
- ---------------------------------        ---------------------------------

AID ASSOCIATION FOR LUTHERANS            PROVIDENT MUTUAL LIFE AND
                                         ANNUITY COMPANY
By: /s/ Alan D. Onstad                   PHILIDELPHIA-SPDA
- ---------------------------------
Its Director of Securities
- ---------------------------------
                                         By: /s/ G.C. Lang
                                         ---------------------------------
THE CANADA LIFE ASSURANCE                Its Vice President
COMPANY                                  ---------------------------------

                                         PROVIDENT MUTUAL LIFE
By: /s/ Brian J. Lynch                   INSURANCE COMPANY-CALIC
- ---------------------------------
Its Associate Treasurer
- ---------------------------------
                                         By: /s/ G.C. Lang
                                         --------------------------------
CANADA LIFE ASSURANCE                    Its Vice President
COMPANY OF AMERICA (CLICA)               --------------------------------

By: /s/ Brian J. Lynch
- ---------------------------------
Its Associate Treasurer
- ---------------------------------



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